Exhibit (b)(3)

Execution Version

ARES CAPITAL MANAGEMENT LLC 245 Park Avenue, 44th Floor New York, NY 10167	BLUE OWL CREDIT ADVISORS LLC 399 Park Avenue, 38th Floor New York, NY 10022	CLIFFWATER CORPORATE LENDING FUND c/o Cliffwater LLC 4640 Admiralty Way, 11th Floor Marina del Rey, CA 90292

MUFG BANK LTD. 1221 Avenue of the Americas, 6th Floor New York, NY 10020-1001	NEW MOUNTAIN FINANCE ADVISERS, L.L.C. 1633 Broadway, 48th Floor New York, NY 10019	PCL LVS IV LP PCLF SPE III LP Jasper CS LLC 650 Newport Center Dr. Newport Beach, CA 92660

CONFIDENTIAL

May 23, 2025

Arrow Borrower 2025, Inc.
c/o TPG Global, LLC
345 California Street
San Francisco, California 94104
Attention: Patrick Assini

PROJECT ARROW
$60 million Senior Secured Revolving Facility
$440 million Senior Secured Term Loan Facility

Amended and Restated Commitment Letter

Ladies and Gentlemen:

Arrow Borrower 2025, Inc., a Delaware corporation (the “Borrower” or “you”), has advised Ares Capital Management LLC (on behalf of one or more advised funds and managed accounts thereof, “Ares”), Blue Owl Credit Advisors LLC (on behalf of its affiliated advisors and its and their managed funds and accounts, “Blue Owl”), Cliffwater Corporate Lending Fund (“Cliffwater”), MUFG BANK LTD. (“MUFG”), New Mountain Finance Advisers, L.L.C. (“New Mountain”), PCL LVS IV LP (“PCL”), PCLF SPE III LP (“PCLF”) and Jasper CS LLC (“Jasper”, together with PCL and PCLF, “PIMCO” and, together with Ares, New Mountain, Blue Owl, Cliffwater and MUFG, the “Commitment Parties,” “we” or “us”) that you and your affiliates intend to consummate the transactions described in Exhibit A hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits attached hereto.

This Commitment Letter (as defined below) hereby amends, restates and supersedes in its entirety that certain commitment letter, dated as of May 6, 2025 (the “Original Signing Date”), by and among you and Ares (as defined below) (the “Original Commitment Letter”) in all respects, and on and from the date hereof such Original Commitment Letter shall be of no further force or effect.

1.	Commitments.

In connection with the Transactions, (a) Ares hereby commits to provide 65.00% of the Term Facility, Blue Owl hereby commits to provide 15.00% of the Term Facility, Cliffwater hereby commits to provide 5.60% of the Term Facility, MUFG hereby commits to provide 5.60% of the Term Facility, New Mountain hereby commits to provide 5.60% of the Term Facility, and PIMCO hereby commits to provide 3.20% of the Term Facility (in such capacity, collectively, the “Initial Term Lenders”) and (b) Ares hereby commits to provide 65.00% of the Revolving Facility, Blue Owl hereby commits to provide 15.00% of the Revolving Facility, Cliffwater hereby commits to provide 5.60% of the Revolving Facility, MUFG hereby commits to provide 5.60% of the Revolving Facility, New Mountain hereby commits to provide 5.60% of the Revolving Facility, and PIMCO hereby commits to provide 3.20% of the Revolving Facility (in such capacity, together with Ares, Blue Owl, Cliffwater, MUFG, and New Mountain, the “Initial Revolving Lenders” and, together with the Initial Term Lenders, the “Initial Lenders”), in each case, upon the terms set forth in this amended and restated commitment letter and the availability of, and initial funding under, the Facilities shall be subject only to the satisfaction or waiver of the conditions expressly set forth in Exhibit C of this amended and restated commitment letter (this amended and restated commitment letter, together with the Exhibits attached hereto, is referred to herein as this “Commitment Letter”). The commitments of the Initial Lenders will be several and not joint.

Any Initial Lender that has entered into this Commitment Letter on behalf of its affiliated advisors and/or its and their managed funds, accounts, investment funds, separate accounts and other owned, controlled, managed or advised entities hereby confirms that (a) it has the power and authority to commit the capital of such managed funds, accounts, investment funds, separate accounts and other owned, controlled, managed or advised entities, (b) such investment funds, separate accounts and other owned, controlled, managed or advised entities have the requisite capital to fund their respective commitments hereunder and (c) it shall take all necessary actions to cause such managed funds, accounts, investment funds, separate accounts and other owned, controlled, managed or advised entities to satisfy their respective obligations under this Commitment Letter.

2.	Titles and Roles.

It is agreed that (a) each of Ares, Blue Owl, MUFG, and PIMCO will act as lead arrangers and bookrunners for each of the Term Facility and the Revolving Facility (collectively, the “Facilities”) (in such capacities, the “Lead Arranger” and, collectively, the “Lead Arrangers”) and (b) Ares will act as sole administrative agent for each of the Facilities (in such capacity, the “Administrative Agent”).

It is further agreed that Ares (the “Left Lead Arranger”) will have “left” placement on the cover page of any marketing materials for the Term Facility and the Revolving Facility and will hold the roles and responsibilities conventionally understood to be associated with such name placement and all other Commitment Parties for such Facilities will have “right side” designation (in such order as you and we shall agree) and in each case will hold the roles and responsibilities conventionally understood to be associated with such name placement. No other arrangers, bookrunners, managers, agents or co-agents will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Facilities, in each case unless you and we so agree.

3.	[Reserved].

4.	Information.

You hereby represent and warrant that (it being understood, for the avoidance of doubt, that the accuracy of such representation and warranty shall not be a condition to the commitments hereunder or to the funding of the Facilities on the Closing Date) (a) (with respect to information provided by or relating to the Target or its subsidiaries, to the best of your knowledge) all written information and written data (such information and data, other than (i) any projections relating to you, the Target and your and its respective subsidiaries that have been made available to us by you in connection with the transactions contemplated hereby (including financial estimates, budgets, forecasts and other forward-looking information, the “Projections”) and (ii) information of a general economic or general industry nature, the “Information”) that have been or will be made available to the Commitment Parties by, or on behalf of, you or any of your representatives, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by, or on behalf of, you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time any such Projections are delivered to the Commitment Parties; it being understood that any such Projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material. You agree that, if at any time prior to the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will (i) with respect to Information or Projections relating to you or your subsidiaries, promptly supplement the Information or the Projections and (ii) with respect to Information or Projections provided by or relating to the Target or its subsidiaries, use commercially reasonable efforts (only to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement) to promptly supplement the Information and the Projections from time to time until the Closing Date, so that such representations will be correct in all material respects (with respect to information provided by or relating to the Target and its subsidiaries, to your knowledge) under those circumstances; provided, that any such supplementation shall cure any breach of such representations.

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5.	Closing Payments.

As consideration for the commitments of the Initial Lenders hereunder, you agree to pay the fees set forth in the facility fee letter of even date herewith addressed to you relating to the Facilities (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Fee Letter”), which amended and restated that certain facility fee letter, dated as of the Original Signing Date, by and among Ares and you (the “Original Fee Letter”). Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter or agreed in writing by the parties hereto. The fees set forth in the Fee Letter are being paid to the Commitment Parties as consideration for their commitment to provide capital in respect of the Facilities under the Commitment Letter, and not in exchange for the Lead Arrangers’ services.

6.	Conditions Precedent.

The commitments of the Initial Lenders hereunder are subject only to the conditions expressly set forth in Exhibit C; it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of the Commitment Letter, the Fee Letter and the Facilities Documentation) other than those conditions set forth in Exhibit C that are expressly stated to be conditions to the availability of, and initial funding under, the Facilities on the Closing Date (and upon satisfaction or waiver of such conditions, the initial funding under the Facilities shall occur).

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Notwithstanding anything to the contrary in this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions, (i) the only representations and warranties the making or accuracy of which shall be a condition to the availability of the Facilities shall be (A) the representations and warranties made with respect to the Target and its subsidiaries in the Acquisition Agreement the accuracy of which is a condition to the closing of the Acquisition under the Acquisition Agreement and which are material to the interests of the Initial Lenders (in their capacities as such), but only to the extent that you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or such affiliates’) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement), as a result of a breach or inaccuracy of such representations and warranties, in each case, without liability to you or your affiliates (the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Facilities Documentation and the Closing Deliverables shall be in a form such that they do not impair the availability of, and initial funding under, the Facilities on the Closing Date if the conditions expressly set forth in Exhibit C are satisfied or waived (it being understood that, to the extent any security interest in any Collateral referred to in Exhibit B under the heading “Security” (other than to the extent a lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code (“UCC”) or (y) by the delivery of stock certificates of the Borrower and its material wholly-owned domestic restricted subsidiaries (solely to the extent required in Exhibit B under the heading “Security”) (it being understood that delivery of stock certificates of the Target or any of its subsidiaries acquired upon the consummation of the Acquisition shall only be required on the Closing Date to the extent provided by the Target on or prior thereto; provided that you have used commercially reasonable efforts to cause the Target to do so) is not or cannot be provided and/or perfected on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but shall be required to be delivered, provided, and/or perfected within 90 days after the Closing Date (subject to extensions by the Administrative Agent, not to be unreasonably withheld (and without any requirement for consent to such extension by any Lender)) unless a later date is specified in the Term Sheet). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Facilities Documentation relating to corporate or other organizational existence of the Borrower and Guarantors; organizational power and authority of the Borrower and Guarantors and due authorization, execution and delivery by the Borrower and Guarantors, in each case, as they relate to their entry into, delivery and performance of the Facilities Documentation; enforceability of the applicable Facilities Documentation against the Borrower and Guarantors; solvency (such representation and warranty and the definition of solvency to be consistent with the solvency certificate in the form set forth in Annex I attached to Exhibit C); no conflicts of Facilities Documentation (limited to the execution, delivery and performance by the Borrower and Guarantors of the Facilities Documentation, incurrence of the indebtedness thereunder and the granting of the guarantees and the security interests in respect thereof) with the charter documents of the Borrower and Guarantors; Federal Reserve margin regulations; the Investment Company Act; use of proceeds of the Facilities on the Closing Date not violating OFAC, FCPA or the PATRIOT Act; and creation, validity and perfection of security interests (subject to permitted liens as set forth in the Facilities Documentation and the limitations set forth in this paragraph and the Term Sheet). This paragraph shall be referred to herein as the “Limited Conditionality Provision”.

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7.	Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and controlling persons and the respective officers, directors, employees, partners, advisors, agents and representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the Transactions or the Facilities (any of the foregoing, an “Action”) and regardless of whether brought by you or any of your affiliates or any other person or against any person, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable and documented out-of-pocket legal fees and expenses (limited to one counsel for all Indemnified Persons, taken as a whole, and, if reasonably necessary, a single local counsel for all Indemnified Persons, taken as a whole, in each relevant material jurisdiction and, solely in the case of an actual conflict of interest between Indemnified Persons where such Indemnified Persons inform you of such conflict of interest, one additional counsel in each applicable material jurisdiction to each group of affected Indemnified Persons similarly situated taken as a whole) or other reasonable and documented out-of-pocket expenses (limited, in the case of expenses of non-legal third party advisors, to expenses of those advisors that have been retained after obtaining your prior written consent (which may be withheld in your sole discretion)) incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing, (ii) to the extent arising from a material breach (or in the case of an action brought by Holdings, the Borrower (each as defined in the Term Sheet) or their respective subsidiaries, a breach) of the obligations of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing under this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the Facilities Documentation (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) to the extent arising from any dispute solely among Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an Administrative Agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of you or your affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (b) to reimburse the Left Lead Arranger, upon presentation of a summary statement, together with any supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including but not limited to out-of-pocket expenses of the Left Lead Arranger’s due diligence investigation, travel expenses and reasonable fees, disbursements and other charges of counsel identified in the Term Sheet to the Left Lead Arranger (and those of any common diligence team at such identified counsel for the Initial Lenders) and, if necessary, of a single local counsel to the Left Lead Arranger in each relevant material jurisdiction but limited, in the case of fees, expenses and other charges of non-legal third party advisors, to fees, expenses and other charges of those advisors that have been retained by the Left Lead Arranger after obtaining your prior written consent (which may be withheld in your sole discretion)), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided that, you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from (in each case as finally determined by a court of competent jurisdiction in a final and non-appealable judgment) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing and (ii) neither (x) any Indemnified Person nor (y) you (or any of your affiliates) shall be liable for any indirect, special, punitive or consequential damages (in the case of this clause (y), other than in respect of any such damages incurred or paid by an Indemnified Person to a third party and required to be indemnified pursuant to this Section 7) in connection with this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities. You shall not be liable for any settlement, compromise or consent to the entry of any judgment in any Action effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final non-appealable judgment in any such Action with your written consent, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 7. You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person (which approval shall not be unreasonably withheld, delayed or conditioned) from all liability or claims that are the subject matter of such Action and (ii) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and return promptly any and all amounts paid by you or any of your affiliates under this Section 7 to such Indemnified Person for any such losses, claims, damages, liabilities or expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.

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8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, or equity capital, and that the Commitment Parties and their affiliates may be providing other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies (except as contemplated in Section 12 below). You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Transactions and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and you have consulted with your own legal and financial advisors to the extent you have deemed appropriate, (d) you have been advised that each Commitment Party and its affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) each Commitment Party has been, is and will be acting solely as a principal and except as otherwise expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity. In addition, the Commitment Parties may employ the services of their respective affiliates or branches in providing certain services hereunder and may exchange with such affiliates or branches information in connection therewith concerning you, the Target and your and its respective subsidiaries, and such affiliates shall be entitled to the benefits afforded to, and subject to the obligations of, the Commitment Parties hereunder, but no Commitment Party shall be relieved of its obligations under this Commitment Letter. You acknowledge and agree that neither we nor our affiliates have provided you with legal, tax or accounting advice and that you have obtained such independent advice from your own advisors to the extent you have deemed appropriate.

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You further acknowledge that each Commitment Party and its affiliates may be a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you, the Target and your and its respective subsidiaries and other companies with which you, the Target or your or their respective subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Parties, their respective affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.	Assignments; Amendments; Governing Law, Etc.

This Commitment Letter, the Fee Letter and the commitments hereunder shall not be assignable by any party hereto (except (x) by the Commitment Parties as expressly set forth in Section 2 hereof and (y) by you to any newly-formed shell entity organized in the United States and controlled by you or the Sponsor that consummates or intends to consummate the Acquisition in accordance with the Acquisition Agreement or to an ultimate Borrower under the Facilities) without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), are intended to be solely for the benefit of the parties hereto and their permitted successors and assigns (and Indemnified Persons), are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and their permitted successors and assigns (and Indemnified Persons) and are not intended to create a fiduciary relationship among the parties hereto. Subject to the limitations set forth in Section 3, any and all services to be provided by the Commitment Parties hereunder may be performed by or through any of their respective affiliates or branches and the provisions of Section 7 shall apply with equal force and effect to any such entities so performing any such duties or activities, but no Commitment Party shall be relieved of its obligations under this Commitment Letter. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Commitment Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Commitment Letter, together with the Fee Letter, contains the entire agreement among the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

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THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Notwithstanding the preceding sentence, interpretation of the provisions of the Acquisition Agreement (including with respect to satisfaction of the conditions contained therein, whether the Acquisition has been consummated as contemplated by the Acquisition Agreement, any interpretation of Company Material Adverse Effect (as defined in the Acquisition Agreement) and any determination of whether a Company Material Adverse Effect (as defined in the Acquisition Agreement) has occurred or could reasonably be expected to occur, and whether the representations and warranties made with respect to the Target and its subsidiaries in the Acquisition Agreement (including any Specified Acquisition Agreement Representations) are accurate, whether such representations and warranties are material to the interests of the Initial Lenders (in their capacities as such) and whether as a result of any inaccuracy thereof, you (or your affiliates) have the right to terminate (taking into account any cure provision) your or your affiliates’ obligations under the Acquisition Agreement or decline to consummate the Acquisition, in each case in accordance with the terms thereof and without liability to you or your affiliates) and all issues, claims and disputes concerning the construction, validity, interpretation and enforceability of the Acquisition Agreement and the exhibits and schedules thereto shall, in each case, be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, it being acknowledged and agreed that the availability of, and initial funding under, the Facilities is subject solely to the satisfaction or waiver of the conditions expressly stated in Exhibit C, including the execution and delivery of the Facilities Documentation by the Borrower and Guarantors in a manner consistent with this Commitment Letter (including the Documentation Principles).

10.	WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER, THE FEE LETTER, THE ORIGINAL COMMITMENT LETTER, THE ORIGINAL FEE LETTER OR THE PERFORMANCE BY US OR ANY OF OUR AFFILIATES OF THE SERVICES HEREUNDER OR THEREUNDER.

11.	Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of (i) any New York State court or Federal court of the United States of America sitting in the City of New York, Borough of Manhattan, and any appellate court from any thereof, as to any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees to not commence any such suit, action or proceeding other than in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the transactions contemplated hereby or thereby in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

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12.	Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of the Fee Letter, this Commitment Letter, the Original Fee Letter, the Original Commitment Letter or their terms or substance, shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to the Sponsor, any Investors, your other equity holders and to your and their respective officers, directors, employees, affiliates, members, partners, successors, stockholders, attorneys, accountants, agents and advisors on a confidential basis, (b) if the Commitment Parties consent in writing to such proposed disclosure, (c) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the Facilities Documentation or to defend against any claim or exercise of any remedies related to this Commitment Letter, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the Facilities Documentation, (d) this Commitment Letter (but not the Fee Letter or the Original Fee Letter) may be disclosed as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission, (e) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental or regulatory authority (including any self-regulatory authority) or as required by the rules or regulations of any applicable stock exchange or (f) to the extent that such information becomes publicly available other than by reason of disclosure by you in violation of this paragraph; provided that (i) you may disclose this Commitment Letter and the contents thereof (but not the Fee Letter, the Original Fee Letters and the contents thereof, except to the extent the amounts, percentages and basis points of compensation set forth therein shall have been redacted in a manner reasonably acceptable to the Commitment Parties) to the Target and its equity holders and its and their respective officers, directors, employees, attorneys, accountants, agents and advisors, on a confidential basis, (ii) you may disclose the Fee Letter and any contents thereof in connection with any funds flow memorandum prepared in connection with the Transactions, (iii) you may disclose, on a confidential basis, the Fee Letter and the contents thereof after the Closing Date for customary accounting purposes, including accounting for deferred financing costs (including to your auditors and the Target’s auditors), (iv) [reserved] and (v) you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter, the Original Fee Letter and the contents thereof) in any proxy statement or other public filing in connection with the Acquisition. Your obligations under this paragraph with regard to this Commitment Letter (but not the Fee Letter) shall terminate on the earlier of (x) the first anniversary of the Original Signing Date and (y) one year following the termination of this Commitment Letter in accordance with its terms.

9

Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the commitments and the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent a Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority or self-regulatory authority (including the National Association of Insurance Commissioners) (in which case such Commitment Party agrees to inform you promptly thereof to the extent lawfully permitted to do so), (b) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure, to the extent practicable, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any periodic regulatory filing, request, or as part of a regulatory examination or audit), (c) to the extent that such information becomes publicly available other than by reason of disclosure by such Commitment Party or any of its affiliates in violation of the confidentiality obligations owing to you, the Target and any of your or their respective subsidiaries or affiliates as set forth in this paragraph, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, the Target or the Sponsor, (e) to the extent that such information is independently developed by such Commitment Party so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to such Commitment Party’s affiliates and such Commitment Party’s and its affiliates’ respective employees, officers, directors, controlling persons, partners, trustees, managers, advisors (including, without limitation, legal counsel, independent auditors and other experts or agents) and current or prospective financing sources or investors (collectively, the “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (provided, that such Commitment Party shall be responsible for its affiliates and Representatives’ compliance with this paragraph), (g) to ratings agencies in connection with the Transactions and private ratings; provided that, in the case of this clause (g), such information is supplied only on a customary basis after consulting with you, (h) to market data collectors for customary purposes in the lending industry in connection with the Facilities or (i) in connection with the enforcement of the Commitment Parties’ rights and remedies hereunder with any court or administrative agency; provided, that no such disclosure shall be made by any Commitment Party to any of its respective affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital other than (x) a limited number of senior employees who are required, in accordance with industry regulations or such Commitment Party’s internal policies and procedures to act in a supervisory capacity and (y) such Commitment Party’s internal legal, compliance, risk management, credit or investment committee members. Each Commitment Party’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Facilities Documentation upon the execution and delivery of the Facilities Documentation and in any event shall terminate on the second anniversary of the Original Signing Date. Each Commitment Party shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its affiliates or any of its or their respective Representatives. For the avoidance of doubt, in no event shall any disclosure information referred to above be made to any Disqualified Lender.

13.	Surviving Provisions.

The indemnification, compensation (if applicable), confidentiality, jurisdiction, venue, governing law, waiver of jury trial and fiduciary duty provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and the Lead Arrangers’ agreement to provide the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality (if such Facilities have been funded), shall automatically terminate and be superseded by the definitive documentation relating to the Facilities (to the extent covered thereby) upon the initial funding under the Facilities, and you shall be released from all liability in connection therewith at such time.

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14.	PATRIOT ACT Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow such Commitment Party or such Lender to identify the Borrower and each Guarantor, including by delivery of a certification regarding beneficial ownership in relation to the Borrower, in accordance with, or as otherwise required by, the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to each Commitment Party and each Lender.

15.	Acceptance and Termination.

This Commitment Letter shall become effective without any further action of any party when you have executed and delivered a counterpart of this Commitment Letter. In the event that the initial borrowing in respect of the Term Facility does not occur on or before 11:59 p.m., New York City time, on the date that is ten business days after the “End Date” (as defined in, and as such date may be extended pursuant to the terms of, the Acquisition Agreement as in effect on the Original Signing Date) (or, if sooner, the date on which the Acquisition Agreement is validly terminated by you in accordance with its terms or the Acquisition is consummated without requiring the proceeds of the Facilities), then this Commitment Letter and the commitments and undertakings of each Commitment Party hereunder shall automatically terminate unless it shall, in its discretion, agree to an extension. Notwithstanding anything in this paragraph to the contrary, the termination of any commitment pursuant to this paragraph does not prejudice our or your rights and remedies in respect of any breach of this Commitment Letter.

[Remainder of this page intentionally left blank]

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The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

ARES CAPITAL MANAGEMENT LLC

By:	/s/ Jason Park
Name: Jason Park
Title: Authorized Signatory

[Signature Page to Amended and Restated Commitment Letter]

New Mountain Finance Advisers, L.L.C.

By:	/s/ James W. Stone
Name: James W. Stone
Title: Managing Director and Authorized Person

[Signature Page to Amended and Restated Commitment Letter]

Blue Owl Credit Advisors LLC, on behalf of its affiliated advisors and its and their managed funds and accounts

By:	/s/ Jon ten Oever
Name: Jon ten Oever
Title: Authorized Signatory

[Signature Page to Amended and Restated Commitment Letter]

CLIFFWATER CORPORATE LENDING FUND

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

[Signature Page to Amended and Restated Commitment Letter]

MUFG BANK LTD.

By:	/s/ Brian Fitzpatrick
Name: Brian Fitzpatrick
Title: Managing Director

[Signature Page to Amended and Restated Commitment Letter]

PCL LVS IV LP By: PIMCO GP LIII, LLC, its general partner

By:	/s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

PCLF SPE III LP By: Pacific Investment Management Company LLC, its investment manager

By:	/s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Managing Director

Jasper CS LLC

By:	/s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page to Amended and Restated Commitment Letter]

Accepted and agreed to as of
the date first above written:

Arrow Borrower 2025, Inc.

By:	/s/ John Flynn

Name: John Flynn

Title: Authorized Signatory

[Signature Page to Amended and Restated Commitment Letter]

CONFIDENTIAL

EXHIBIT A

PROJECT ARROW
$60 million Senior Secured Revolving Facility
$440 million Senior Secured Term Loan Facility

Transaction Description1

It is intended that:

(a)       Arrow Borrower 2025, Inc., a Delaware corporation (the “Buyer”) controlled directly or indirectly by TPG Global, LLC and/or its affiliates or its associated funds (collectively, the “Sponsor”), intends to acquire (the “Acquisition”), directly or indirectly (including by one or more acquisitions of direct or indirect equity interests, mergers and/or other means), the company previously identified to the Commitment Parties as “Arrow” (the “Target”) pursuant to an Agreement and Plan of Merger, dated as of May 6, 2025 (together with the schedules and exhibits thereto and as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with Exhibit C to this Commitment Letter, the “Acquisition Agreement”), by and among the Buyer, AvidXchange Holdings, Inc., a Delaware corporation and Arrow Merger Sub 2025, Inc., a Delaware corporation.

(b)       In connection with the Acquisition, on or prior to the Closing Date, the Sponsor and other investors (including any existing equity holders or members of management of the Target or a direct or indirect parent company of the Target) (collectively, the “Investors”) will directly or indirectly contribute to the Borrower an amount of cash or rollover equity to be contributed as common equity, “qualified” preferred equity or (on terms reasonably satisfactory to the Commitment Parties) other equity (“Permitted Equity”) of the Borrower or otherwise to be applied to pay a portion of the Purchase Consideration (as defined below) that, when taken together with rollover equity that will otherwise remain directly or indirectly invested in Permitted Equity of the Borrower (collectively, the “Equity Contribution”) that represents not less than 40% of the sum of (i) the aggregate gross proceeds of the loans borrowed under the Term Facility on the Closing Date, plus (ii) the amount of such Equity Contribution, minus (iii) the aggregate amount of cash on hand at the Target and its subsidiaries on the Closing Date (the “Minimum Equity Contribution”); provided that after giving effect to the Transactions (including the Acquisition), the Sponsor shall beneficially control, directly or indirectly, a majority of the voting equity interests of the Borrower as of the Closing Date.

(c)       The Borrower will obtain (i) $60 million in commitments under a senior secured revolving credit facility (the “Revolving Facility”) and (ii) $440 million in aggregate principal amount of senior secured term loans (the “Term Facility”; and, together with the Revolving Facility, collectively, the “Facilities”), having the terms set forth in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”).

(d)       Proceeds of the Facilities received by the Borrower on the Closing Date will be used to directly or indirectly (i) pay the consideration pursuant to the terms and conditions of the Acquisition Agreement (the “Purchase Consideration”) and make the other payments contemplated by the Acquisition Agreement, (ii) to the extent set forth in the Acquisition Agreement, repay all outstanding indebtedness (if any) of the Target under that certain Amended and Restated Credit and Security Agreement, dated as of August 8, 2024 among the Target, AFV Commerce, Inc. and the other subsidiaries party thereto, as borrowers, the lenders party thereto, KeyBank National Association, as administrative agent, and certain other parties thereto (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Indebtedness”) required pursuant to the Acquisition Agreement to be repaid on or prior to the Closing Date (the foregoing clause (ii), the “Refinancing”), (iii) pay fees and expenses incurred in connection with the foregoing and the transactions related thereto (such fees and expenses, the “Transaction Costs”) and (iv) otherwise fund working capital and general corporate purposes.

1 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit A is attached, including the other Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

The transactions described above, together with the transactions related thereto (including the payment of all Transaction Costs), are collectively referred to herein as the “Transactions”. For purposes of the Commitment Letter and the Fee Letter, “Closing Date” shall mean the date of the initial availability of, and the occurrence of the initial funding under, the Term Facility.

A-2

CONFIDENTIAL

EXHIBIT B

PROJECT ARROW
$60 million Senior Secured Revolving Facility
$440 million Senior Secured Term Loan Facility

Summary of Principal Terms and Conditions2

Borrower:	Arrow Borrower 2025, Inc. (the “Borrower”).

Administrative Agent:	Ares Capital Management LLC (“Ares”) will act as sole and exclusive administrative agent and collateral agent (in such capacities, the “Administrative Agent”, collectively with any other agents party to the Facilities Documentation, the “Agents”), and will perform the duties customarily associated with such roles.

Lead Arrangers and Bookrunners:	Ares, Blue Owl, MUFG and PIMCO will act as lead arrangers and bookrunners for the Facilities (in such capacities, the “Lead Arrangers” and, each individually, a “Lead Arranger”), and will perform the duties customarily associated with such roles.

Lenders:	Ares, New Mountain, Blue Owl, Cliffwater, MUFG and PIMCO (together with their respective permitted assignees, the “Lenders”); provided that nothing herein shall affect the consent rights of the Borrower in accordance with the “Assignments and Participations” provisions.

Financing EBITDA:	$120 million.

Senior Secured Facilities:	(A) A senior secured U.S. dollar term loan facility in an aggregate principal amount of $440 million (the “Term Facility” and each lender under the Term Facility, a “Term Loan Lender”) (the initial loans under the Term Facility shall be the “Term Loans”). Notwithstanding the foregoing, the commitments with respect to the Term Facility may be ratably reduced at the Borrower’s election (in consultation with the Sponsor) at any time prior to the Closing Date.

(B) A senior secured revolving credit facility (the revolving commitments thereunder, the “Revolving Commitments”) in an aggregate principal amount of $60 million (the “Revolving Facility” and, together with the Term Facility, the “Facilities”; the loans under the Revolving Facility, together with the Term Loans, shall be referred to as the “Loans”), of which up to an amount to be agreed (but no less than $10 million) will be available in the form of commercial letters of credit, standby letters of credit or Specified Letter of Credit Obligations (as defined below) (such amount, the “L/C Sublimit”). Borrowings under the Revolving Facility (including any letters of credit) will be available in U.S. dollars and other currencies to be agreed. Notwithstanding the foregoing, the Revolving Commitments may be ratably reduced at the Borrower’s election (in consultation with the Sponsor) at any time prior to the Closing Date.

2 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

In connection with the Revolving Facility, the Administrative Agent or another Lender (if the Administrative Agent or such Lender so agrees) (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings in U.S. dollars of up to $10 million on same-day notice. Any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis.

Each Lender under the Revolving Facility (each such Lender, a “Revolving Lender”) shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

If any Revolving Lender becomes a Defaulting Lender (as defined below) then the swingline exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders under the Revolving Facility pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event such reallocation does not fully cover the exposure of such Defaulting Lender, the Swingline Lender may require the Borrower to repay such “uncovered” exposure in respect of the swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the commitments of the non-Defaulting Lenders under the Revolving Facility.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within one business day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank (as defined below) or any other Lender any other amount required to be paid by it under the Facilities Documentation within one business day of the date when due; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facilities or under other agreements in which it commits to extend credit; (iv) a Lender has failed, within three business days after request by the Administrative Agent or the Borrower, to confirm that it will comply with its funding obligations under the Facilities or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or a bail-in or other similar action occurs; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof.

The Borrower shall have the right to terminate the commitment of any Defaulting Lender to the extent such termination does not cause the revolving credit exposure to exceed the revolving credit commitments under the Revolving Facility.

Incremental Facilities:	The Facilities Documentation will permit the Borrower or any Subsidiary Guarantor to (a) add one or more incremental term loan facilities and/or increase the loans under any Term Facility or any incremental term loan facility (each, an “Incremental Term Facility”) (the loans under any Incremental Term Facility shall be the “Incremental Term Loans”) and (b) add one or more revolving credit facilities and/or increase commitments under the Revolving Facility or any incremental revolving credit facility (any such revolving credit facility or increase, an “Incremental Revolving Facility”; the Incremental Term Facilities and the Incremental Revolving Facilities are collectively referred to as “Incremental Facilities”); provided that:

(i) the Incremental Facilities do not exceed in the aggregate the sum of (A) an amount equal to (the “Free and Clear Incremental Amount”) (w) the greater of (1) 100% of Financing EBITDA and (2) 100% of Consolidated EBITDA (as defined below) determined on a pro forma basis for the most recently ended Test Period (as defined below), less (x) the aggregate principal amount of Incremental Equivalent Debt incurred in reliance on clause (A)(w), plus (y) any amounts reallocated from the General Debt Basket (as defined below) plus (z) the principal amount of (1) any voluntary prepayment, redemption or repurchase (including any reduction in the outstanding principal amount resulting from assignments to, and purchases by, Holdings, the Borrower or any restricted subsidiary) of (I) the Term Facility and any other indebtedness of the Borrower or its restricted subsidiaries that is secured by the Collateral on a pari passu basis to the Term Facility and/or (II) Incremental Term Facilities and any Incremental Equivalent Debt, in each case under this clause (II), incurred or established under the Non-Ratio Based Incremental Amount, (2) any permanent reduction in commitments under (I) the Revolving Facility and/or (II) any Incremental Revolving Facility or any other revolving credit facility, in each case under this clause (II), either established under the Non-Ratio Based Incremental Amount or secured by the Collateral on a pari passu basis to the Term Facility and (3) any voluntary prepayment, redemption or repurchase (including any reduction in the outstanding principal amount resulting from assignments to, and purchases by, Holdings, the Borrower or any restricted subsidiary) (or, in the case of revolving credit facilities, the principal amount of any permanent commitment reductions) of any Refinancing Debt previously applied to the prepayment of any of the foregoing (provided that, in respect of this clause (z), (A) the relevant voluntary prepayment, redemption or repurchase under this clause (z) is not funded with long-term indebtedness (other than revolving indebtedness and unsecured intercompany indebtedness) and (B) any prepayment of revolving indebtedness included in this clause (z) shall be accompanied by a permanent reduction in the commitments in respect thereof), plus (B) (x) in the case of an Incremental Facility that serves to effectively extend the maturity of the Term Facility, the Revolving Facility and/or any other Incremental Facility, in each case secured on a pari passu basis with the Term Facility, an amount equal to the portion of the Term Facility, the Revolving Facility and/or other Incremental Facilities, as applicable, to be replaced with such Incremental Facility, and (y) in the case of an Incremental Facility that effectively replaces any commitment or loan under any Facility terminated under the “yank-a-bank” provisions, an amount equal to the portion of the relevant terminated commitment or loan (the amounts under this clause (i)(B), together with the Free and Clear Incremental Amount, the “Non-Ratio Based Incremental Amount”), plus (C) an unlimited amount, so long as (x) in the case of indebtedness secured by liens on the Collateral on a pari passu basis with the Term Loans, the Consolidated First Lien Net Leverage Ratio (as defined below) as of the last day of the most recently ended Test Period, on a pro forma basis does not exceed 5.00:1.00 (the “First Lien Debt Incurrence Ratio”), (y) in the case of indebtedness secured by the Collateral on a junior lien basis to the Term Loans, the Consolidated Secured Net Leverage Ratio (as defined below) as of the last day of the most recently ended Test Period, on a pro forma basis does not exceed 5.50:1.00 (the “Second Lien Debt Incurrence Ratio”) or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the greater of (X) the Second Lien Debt Incurrence Ratio and (Y) the Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended Test Period, and (z) in the case of unsecured indebtedness (or in the case of Incremental Equivalent Debt, not secured by assets that constitute Collateral), either (1) the Consolidated Total Net Leverage Ratio (as defined below) as of the last day of the most recently ended Test Period, on a pro forma basis does not exceed 6.00:1.00 (the “Junior/Unsecured Debt Incurrence Ratio”) or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the greater of (X) the Junior/Unsecured Debt Incurrence Ratio and (Y) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, or (2) the consolidated cash interest coverage ratio of the Borrower and its restricted subsidiaries (to be defined in the Facilities Documentation in accordance with the Documentation Principles) (the “Consolidated Interest Coverage Ratio”) as of the last day of the most recently ended Test Period is no less than 2.00:1.00 or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the lesser of (I) 2.00:1.00 and (II) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Test Period (the amounts under this clause (i)(C), the “Ratio Based Incremental Amount”; the Ratio Based Incremental Amount, together with the Non-Ratio Based Incremental Amount, the “Available Incremental Amount”); provided that, (V) in the case of any Incremental Facility in the form of a delayed draw term loan facility, at the Borrower’s election, the Available Incremental Amount may (1) be tested upon the initial establishment of such delayed draw term loan facility assuming such facility is fully drawn, in which case any subsequent draw under such delayed draw term loan facility shall not be subject to any ratio test unless imposed by the lenders providing such facility, (2) be deemed to be drawn in any amount determined by the Borrower on any date that could constitute an LCT Test Date, if in connection with any Limited Condition Transaction, in which case any subsequent draw under such delayed draw term loan facility up to the amount originally deemed to be drawn shall not be subject to any ratio test or (3) be tested upon each draw thereunder; provided, however, that, if compliance is not tested at the time of establishing the commitment, the lenders in respect of such delayed draw term loan facility shall be included in the calculation of the Required Lenders and the components thereof solely to the extent the Borrower and such lenders are acting in good faith to establish an Incremental Facility for a bona fide business purpose (as determined in good faith by the Borrower) and not directly or indirectly for the purpose of circumventing any voting requirements either at the time of establishment or any future date (as determined in good faith by the Borrower), (W) for purposes of the Ratio Based Incremental Amount, the cash proceeds of any proposed Incremental Facility then being incurred are not netted from indebtedness for purposes of calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, (X) with respect to any Incremental Revolving Facility then being incurred, such Incremental Revolving Facility is assumed to be fully drawn, (Y) the Borrower may elect to use any component (or one or more components) of the Available Incremental Amount in its sole discretion, and if there is capacity under the Ratio Based Incremental Amount at any time that Incremental Facilities are incurred and the Borrower does not otherwise make an election, the Borrower will be deemed to have elected the Ratio Based Incremental Amount and (Z) the Available Incremental Amount shall be subject to the Stacking and Reclassification Provisions (as defined below) (and, for the avoidance of doubt, any portion of any Incremental Facility incurred in reliance on the Non-Ratio Based Incremental Amount shall be automatically reclassified as incurred under the Ratio Based Incremental Amount at such time as the Borrower satisfies the applicable ratio under the Ratio Based Incremental Amount at such time on a pro forma basis);

(ii) no Lender will have any right, or be required, to participate in any Incremental Facility and the Administrative Agent (in its respective capacities as both administrative agent and collateral agent) shall not be required as a condition to effectiveness to execute, accept or acknowledge any incremental amendment documentation, but shall receive concurrent, substantially concurrent or prompt written notice thereof;

(iii) any Incremental Facility shall rank pari passu or junior in right of payment with the Facilities and will either be secured on a pari passu or junior basis (and be subject to intercreditor terms to be set forth in an exhibit to the Facilities Documentation consistent with the Documentation Principles (the “Form Intercreditor Terms”) or other customary intercreditor terms reasonably acceptable to the Administrative Agent and the Borrower) with the Facilities by the same Collateral securing the Facilities or be unsecured and shall not be guaranteed by any restricted subsidiary other than a Subsidiary Guarantor;

(iv) the Incremental Term Facilities (other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or bridge facility is to be converted satisfies this clause (iv)) will have a final maturity no earlier than the final maturity of the Term Loans and any Incremental Revolving Facility will have a final maturity no earlier than the final maturity of the Revolving Facility; provided, that (1) up to the greater of (x) 25% of Financing EBITDA and (y) 25% of Consolidated EBITDA (determined on a pro forma basis for the most recently ended Test Period) (the “Inside Maturity Basket”) in aggregate principal amount of Incremental Facilities, Refinancing Debt (as defined below), Incremental Equivalent Debt (as defined below) and Ratio Debt (as defined below) outstanding at any one time and (2) debt with customary prepayment terms in connection with escrow arrangements (this clause (2), “Escrow Debt”) may, in each case, have a maturity date that is earlier than the maturity of the Term Loans (or, in the case of Refinancing Debt, earlier than the maturity of the applicable indebtedness being refinanced) or the Revolving Facility, as applicable;

(v) the weighted average life to maturity of any Incremental Term Facility (other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or bridge facility is to be converted satisfies this clause (v)) shall be no shorter than that of the Term Loans (without giving effect to any amortization or prepayments on the Term Loans); provided that indebtedness incurred under the Inside Maturity Basket and Escrow Debt may have a weighted average life to maturity that is shorter than the Term Loans;

(vi) subject to clauses (iv) and (v) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder and an Incremental Revolving Facility shall not have amortization;

(vii) to the extent required by the lenders providing such Incremental Term Facility, no event of default shall have occurred and be continuing or would result therefrom (except in connection with any Limited Condition Transaction (as defined below), where such condition shall be no payment or bankruptcy event of default with respect to the Borrower, tested (if applicable) on the applicable LCT Test Date (as defined below));

(viii) the interest rate and fees applicable to any Incremental Facility will be determined by the Borrower and the Lenders providing such Incremental Facility; provided that with respect to any Incremental Term Facility that (1) is secured by the Collateral on a pari passu basis with the Term Loans, (2) is in the form of floating rate U.S. dollar-denominated first lien term loans (other than term “A” loans) or floating rate U.S. dollar-denominated first lien notes (other than notes in the form of a customary widely placed Rule 144A high yield bond offering or notes issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933), (3) has a principal amount in excess of the greater of (x) 25% of Financing EBITDA and (y) 25% of Consolidated EBITDA and (4) has a final maturity earlier than 24 months after the initial maturity date of the Term Loans (clauses (1) through (4), the “MFN Conditions”), the All-In Yield for such Incremental Term Facility (determined as of the initial funding date for such Incremental Term Facility) will not be more than 0.50% (the “MFN Differential”) higher than the corresponding All-In Yield for the Term Loans (which, to the extent the applicable Incremental Term Facility includes a PIK option, shall be calculated assuming the PIK option is not exercised) unless the corresponding All-In Yield with respect to the Term Loans is increased by an amount equal to the difference between the applicable All-In Yield with respect to the Incremental Term Facility and the corresponding All-In Yield on the Term Loans, minus the MFN Differential (this proviso, the “MFN Provision”);

“All-In Yield” shall mean, as to any indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees (including the Facilities Fees (as defined in the Fee Letter)), a SOFR or Base Rate floor (with any increased amount being determined in the manner described in clause (c) of this definition), or otherwise, in each case, incurred or generally payable by the Borrower ratably to all lenders of such indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable indebtedness), (b) “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (whether shared or paid, in whole or in part, with or to any or all lenders) and any fees not generally paid ratably to all lenders of such indebtedness and (c) if the applicable indebtedness includes a SOFR or Base Rate floor that is greater than the SOFR or Base Rate floor applicable to the Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield, but only to the extent an increase in the SOFR or Base Rate floor applicable to the Term Loans would cause an increase in the interest rate then in effect thereunder.

(ix) (A) any Incremental Revolving Facility will provide for the ability to permanently repay and terminate incremental revolving commitments on a pro rata basis or on a non-pro rata basis (but not greater than pro rata basis with respect to terminations of the incremental revolving commitments (other than a mandatory termination of commitments with Refinancing Debt) except that the Borrower shall be permitted to permanently repay and terminate commitments of any class of revolving commitments on a greater than pro rata basis as compared to any other class of revolving commitments with a later maturity date than such class) and (B) any Incremental Term Facility may provide for the ability to participate on a pro rata basis, or on a less than or greater than pro rata basis, in any voluntary prepayments of the term loans (or mandatory prepayment with proceeds of Refinancing Debt), and, to the extent such Incremental Term Loan is secured on a pari passu basis with the Term Loans, on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) in any other mandatory prepayments of the Term Loans (except that the Borrower shall be permitted to prepay any class of term loans on a greater than pro rata basis as compared to any other class of term loans with a later maturity date than such class);

(x) there shall be no requirement for the Borrower to satisfy any of the conditions listed under “Conditions Precedent to all Borrowings” below (including the absence of any default or the bring-down of the representations and warranties) unless otherwise required by (and thereafter may be waived by) the lenders holding more than 50% of the aggregate commitments under the proposed Incremental Facility (provided that the amount that can be incurred under the Available Incremental Amount cannot be increased without the consent of the Required Lenders (except that any portion of the Available Incremental Amount determined at the time of signing of definitive documentation with respect to, or giving of notice with respect to, a Limited Condition Transaction may be recalculated, at the option of the Borrower, at the times set forth in clauses 1 or 2 in the last paragraph under the heading “Negative Covenants”)); and

(xi) except as otherwise required or permitted in clauses (i) through (x) above, all other terms of such Incremental Facility, if not consistent with the terms of the Term Facility or Revolving Facility, as the case may be, shall either, at the option of the Borrower (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower), (B) not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the Term Facility or Revolving Facility, as the case may be (except for (x) covenants or other provisions applicable only to periods after the latest final scheduled maturity date of the Term Facility or the Revolving Facility, as applicable or (y) covenants or other provisions (including a Previously Absent Financial Maintenance Covenant (to be defined consistent with the Documentation Principles)) also added for the benefit of the Term Facility or the Revolving Facility, as applicable) or (C) be reasonably satisfactory to the Administrative Agent.

The Borrower may seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders (in the case of such additional banks, financial institutions and other institutional lenders, subject to the consent of the Administrative Agent, and in the case of an Incremental Revolving Facility, the Swingline Lender and each Issuing Bank (in each case, not to be unreasonably withheld or delayed) if such consent is required under “Assignments and Participations”) who will become Lenders in connection therewith. No Lender shall be under any obligation to provide any portion of any requested Incremental Facilities. No Lender shall be entitled to any “right of first offer” with respect to any requested Incremental Facilities. Incremental Facilities provided by the Sponsor and any of its Non-Debt Fund Affiliates shall be subject to the Affiliated Lender Cap (as defined below) in a manner consistent with the Documentation Principles.

In addition, the Borrower or any of its restricted subsidiaries may, in lieu of adding Incremental Term Facilities, utilize any part of the Available Incremental Amount at any time by issuing or incurring Incremental Equivalent Debt (as defined below), subject to, where applicable, the applicable Form Intercreditor Terms or other customary intercreditor terms reasonably acceptable to the Administrative Agent and the Borrower.

“Incremental Equivalent Debt” means indebtedness in an amount not to exceed the then Available Incremental Amount incurred by the Borrower or any of its restricted subsidiaries consisting of the issuance of senior secured notes or loans, junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes (in each case in respect of the issuance of notes, whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise and in each case including revolving facilities) or any bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt, or other indebtedness, in each case, to the extent secured by liens on Collateral, subject to, where applicable, the applicable Form Intercreditor Terms or other customary intercreditor terms reasonably acceptable to the Administrative Agent and the Borrower; provided that (a) such Incremental Equivalent Debt shall not be subject to the requirements set forth in clauses (iii) (subject to an aggregate cap on the incurrence by non-Guarantor restricted subsidiaries, set at the greater of (x) 50% of Financing EBITDA and (y) 50% of Consolidated EBITDA (the “Non-Guarantor Debt Cap”), which such Non-Guarantor Debt Cap shall be shared with Ratio Debt and incurred Acquisition Debt as specified below), (vii), (viii) (other than with respect to any Incremental Equivalent Debt in the form of floating rate U.S. dollar-denominated first lien term loans (other than term “A” loans) or floating rate U.S. dollar-denominated first lien notes (other than notes in the form of a customary widely placed Rule 144A high yield bond offering or notes issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933) secured on a pari passu basis with the Term Facility that otherwise satisfy the MFN Conditions, solely to the extent clause (viii) would otherwise apply if such Incremental Equivalent Debt were an Incremental Term Facility), (ix), (x), (xi) and (xii) and (b) clauses (iv) and (v) shall not apply to any Incremental Equivalent Debt incurred under the Inside Maturity Basket, constituting Escrow Debt or consisting of a customary interim loan facility or customary bridge facility so long as the long-term debt into which any such interim term loan facility or bridge facility is to be converted satisfies such clauses.

In connection with a “Limited Condition Transaction” (to be defined to include acquisitions, investments, dispositions, certain restricted payments and certain repayments, repurchases and redemptions of indebtedness) and any related transactions and events (including acquisitions, investments, dispositions, the incurrence or issuance of indebtedness (including, without limitation, any Incremental Facilities or Incremental Equivalent Debt) and the use of proceeds thereof, the incurrence of liens, repayments, repurchases and redemptions of indebtedness, and restricted payments), the Facilities Documentation shall permit the Borrower, at its option, to satisfy any applicable conditions and requirements (including compliance with Financial Incurrence Tests (as defined below), availability under any Fixed Baskets (as defined below), the making or accuracy of any representations and warranties and the absence of any defaults or events of default) (x) on the date that the definitive documentation for such Limited Condition Transaction and/or any such related transaction is entered into (or, if applicable, delivery of irrevocable notice, declaration of dividend or similar event) (provided that, solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, at the option of the Borrower, the “LCT Test Date” shall be deemed to be the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction)) or, if elected by the Borrower, on the date of signing of any amendment entered into in connection therewith or (y) at any time after any of the dates described in clause (x) and prior to the consummation of such Limited Condition Transaction on which financial statements are internally available or any other transaction for which pro forma calculations are required under the Facilities Documentation (the “LCT Test Date”) in a manner consistent with the Documentation Principles, in which case, (i) such conditions and requirements shall be deemed satisfied for all purposes of such Limited Condition Transaction, and any subsequent changes in the status of such conditions after the LCT Test Date (other than at the election of the Borrower pursuant to the definition thereof) shall be disregarded and no default or event of default shall occur or be deemed to have occurred as a result of such Limited Condition Transaction due to any such subsequent changes (other than at the Borrower’s option as set forth in clauses (1) and (2) of the last paragraph under the heading “Negative Covenants”) and (ii) prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction terminates or expires, Financial Incurrence Tests shall be calculated on a pro forma basis assuming all applicable and related transactions have been consummated (and may include all other permitted pro forma adjustments).

“Consolidated First Lien Net Leverage Ratio” shall mean the ratio of (i) Consolidated Debt (to be defined in accordance with the Documentation Principles) secured, in whole or in part, by a lien on the Collateral that is pari passu with the lien securing the Term Loans, minus Unrestricted Cash to (ii) Consolidated EBITDA for the applicable Test Period.

“Consolidated Secured Net Leverage Ratio” shall mean the ratio of (i) Consolidated Debt secured, in whole or in part, by a lien on the Collateral, minus Unrestricted Cash to (ii) Consolidated EBITDA for the applicable Test Period.

“Consolidated Total Net Leverage Ratio” shall mean the ratio of (i) Consolidated Debt, minus Unrestricted Cash to (ii) Consolidated EBITDA for the applicable Test Period.

“Closing Date First Lien Net Leverage Ratio” shall mean 3.70:1.00.

“Closing Date Secured Net Leverage Ratio” shall mean 3.70:1.00.

“Closing Date Total Net Leverage Ratio” shall mean 3.70:1.00.

“Test Period” means, (i) for purposes of determining the ECF Sweep Step-Downs, any applicable interest rate or fees and actual (but not pro forma) compliance with the Financial Covenant, the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered and (ii) for all other purposes under the Facilities Documentation, the most recent four fiscal quarter period as to which financial statements have been delivered to the Administrative Agent or, if elected by the Borrower, are internally available (as determined in good faith by the Borrower); provided that, with respect to this clause (ii), at the option of the Borrower with respect to any applicable determination, the “Test Period” shall be deemed to be the most recent trailing twelve month period as to which financial statements of the Borrower are internally available.

“Unrestricted Cash” means the sum of (i) unrestricted cash and cash equivalents (it being understood that client funds shall be regarded as restricted) and (ii) cash and cash equivalents that are restricted in favor of the Facilities (which may also secure, or be restricted in favor of, other indebtedness secured on a pari passu or junior lien basis with the Facilities), in each case, of the Borrower and its restricted subsidiaries.

Refinancing Facilities:

The Facilities Documentation will permit the Borrower to refinance loans under any Term Facility (or any Incremental Term Facility) or commitments under the Revolving Facility (or any Incremental Revolving Facility) from time to time, in whole or part, with one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under the Facilities Documentation solely with the consent of the Borrower and the lenders providing such Refinancing Term Facility or Refinancing Revolving Facility, or in the case of debt refinancing any Term Facility (or any Incremental Term Facility), with one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured loans or notes that will be secured by the Collateral on a pari passu or junior lien basis with the Facilities (such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Debt”); provided that (i) subject to the Inside Maturity Basket and other than Escrow Debt, any Refinancing Term Facility or Refinancing Notes (other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or customary bridge facility is to be converted satisfies this clause (i)) do not mature prior to the final scheduled maturity date of, or have a shorter weighted average life to maturity than, the remaining weighted average life of loans under the Term Facility or Incremental Term Facility being refinanced or replaced (without giving effect to any amortization or prepayments on the outstanding Term Loans or Incremental Term Loans, as applicable), (ii) subject to the Inside Maturity Basket and other than Escrow Debt, any Refinancing Revolving Facility (other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or customary bridge facility is to be converted satisfies this clause (ii)) does not mature prior to the maturity date of the revolving commitments being refinanced, (iii) the other terms and conditions of such Refinancing Debt (excluding pricing, interest rate margins, fees, discounts, rate floors and prepayment or redemption terms which shall be determined by the Borrower) shall either, at the option of the Borrower, (I) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower), (II) if not consistent with the terms of the corresponding class under the Facilities or Incremental Facility being refinanced or replaced, not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the applicable class under the Facilities or Incremental Facility being refinanced or replaced (except for (x) covenants or other provisions applicable only to periods after the latest final scheduled maturity date of the applicable class under the Facilities or Incremental Facility being refinanced or replaced or (y) covenants or other provisions (including a Previously Absent Financial Maintenance Covenant) also added for the benefit of the applicable class under the Facilities or Incremental Facility being refinanced or replaced) or (III) be reasonably satisfactory to the Administrative Agent, (iv) any Refinancing Debt secured by Collateral shall be subject to the applicable Form Intercreditor Terms or other customary intercreditor terms reasonably acceptable to the Borrower and the Administrative Agent, (v) any partial prepayments will be applied pro-rata within the class, tranche or facility being prepaid, other than in respect of any Refinancing Debt which is subject to any extension or any “cashless roll” and (vi) Refinancing Debt will otherwise be subject to terms consistent with the Precedent Credit Agreement.

Purpose:	(A) The proceeds of the Term Facility will be used by the Borrower on the Closing Date, together with any borrowings under the Revolving Facility (subject to the limitations set forth below), to finance the Transactions and pay Transaction Costs and, to the extent of any remaining proceeds, for working capital and general corporate purposes.

(B) The letters of credit and the proceeds of loans under the Revolving Facility (except as set forth below) will be used by the Borrower and its subsidiaries for working capital and general corporate purposes (including acquisitions, investments, restricted payments and other transactions not prohibited by the Facilities Documentation); provided that the amount of the Revolving Facility drawn on the Closing Date and utilized to fund the Transactions and pay Transaction Costs shall be subject to the limitation set forth below.

Availability:	(A) The Term Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

(B) Loans under the Revolving Facility will be made available on the Closing Date (i) in an amount not to exceed $15 million to finance (A) the Transactions, (B) Transaction Costs (including to fund original issue discount or upfront fees in connection with the Facilities and carve-out costs) and (C) for general corporate purposes and (ii) in an uncapped amount (A) to finance purchase price adjustments under the Acquisition Agreement, (B) for working capital needs (including working capital-related purchase price adjustments), and (C) to replace, backstop or cash collateralize existing letters of credit, guarantees, banker’s acceptances or similar instruments or agreements or to issue other letters of credit for general corporate purposes.

Letters of credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date (including by “grandfathering” such existing letters of credit in the Revolving Facility) or for other general corporate purposes.

Loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts to be agreed and such Loans that accrue interest based on the ABR will be available on one (1) business day’s notice. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	Any principal payable under or in respect of the Facilities not paid when due shall bear interest at the applicable interest rate plus 2.00% per annum (other than to Defaulting Lenders). Other overdue amounts (including overdue interest) shall bear interest at the interest rate applicable to ABR loans plus 2.00% per annum (other than to Defaulting Lenders).

Letters of Credit:	Letters of credit under the Revolving Facility will be issued by the Administrative Agent and the Revolving Lenders and, at the option of the Borrower, one or more additional Lenders selected by the Borrower which have agreed in writing to be an additional “Issuing Bank” under the Revolving Facility and are reasonably acceptable to the Administrative Agent (each, an “Issuing Bank”); provided that letters of credit may also be issued by a financial institution designated by the Borrower to act in such capacity. Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility (unless cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank and the Borrower); provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank and the Borrower). Notwithstanding anything to the contrary herein, neither New Mountain nor Cliffwater shall be required to be an Issuing Bank.

Drawings under any letter of credit shall be reimbursed by the Borrower within no more than one business day after written notice of drawing is received by the Borrower from the relevant Issuing Bank (or, if such notice is received less than two hours prior to the deadline for requesting ABR borrowings, on the second business day immediately following the date on which the Borrowers receive such notice) (whether with its own funds or with proceeds of borrowings under the Revolving Facility). To the extent that the Borrower does not reimburse the relevant Issuing Bank within one business day, the Revolving Lenders shall be irrevocably obligated to reimburse such Issuing Bank pro rata based upon their respective Revolving Facility commitments.

If any Revolving Lender becomes a “Defaulting Lender”, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders under the Revolving Facility pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit, to the extent letter of credit exposure would exceed the commitments of the non-Defaulting Lenders under the Revolving Facility, unless such “uncovered” exposure is cash collateralized to the applicable Issuing Bank’s reasonable satisfaction.

Final Maturity and Amortization:	(A) Term Facility

The Term Facility will mature on the date that is 7 years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% per annum of the original principal amount of the Term Facility funded on the Closing Date (subject to reduction in connection with debt prepayments and debt buy backs), commencing with the seventh full fiscal quarter ending after the Closing Date, with the balance payable on the final maturity date; provided that the Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their outstanding Term Loans upon the request of the Borrower and without the consent of any other Lender (and any such offer need not be made on a pro rata basis within a class).

(B) Revolving Facility

The Revolving Facility will mature on the date that is 7 years after the Closing Date; provided that the Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their Revolving Commitments upon the request of the Borrower and without the consent of any other Lender (and any such offer need not be made on a pro rata basis within a class).

Guarantees:	All obligations of the Borrower (the “Borrower Obligations”) under the Facilities and, at the option of the Borrower, under any interest rate protection or other hedging arrangements (other than any Excluded Swap Obligation (to be defined in a manner consistent with the Documentation Principles)) entered into with an Agent, a Lender or any affiliate of an Agent or a Lender (at the time of the entering into of such arrangements) or any other person from time to time selected by the Borrower and specifically designated by the Borrower as “Hedging Obligations” (“Hedging Obligations”) and, at the option of the Borrower, under any cash management arrangements entered into by Holdings, the Borrower or any restricted subsidiaries with an Agent, a Lender or any affiliate of an Agent or a Lender (at the time of the entering into of such arrangements) or any other person from time to time selected by the Borrower and specifically designated by the Borrower as “Cash Management Obligations” (“Cash Management Obligations”) and, at the option of the Borrower, under any letters of credit (other than under the Revolving Facility) issued by the Administrative Agent, a Lender or any affiliate of the Administrative Agent or a Lender (at the time of the entering into of such arrangements) or any other person from time to time selected by the Borrower and specifically designated by the Borrower as “Specified Letter of Credit Obligations” (“Specified Letter of Credit Obligations”; collectively with any Cash Management Obligations, Hedging Obligations and Borrower Obligations, the “Obligations”) will be unconditionally guaranteed, jointly and severally, on a senior secured basis (the “Guarantees”) by the direct parent of the Borrower (“Holdings”) and, except to the extent prohibited or restricted by applicable law whether on the Closing Date or thereafter, each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiary (other than Excluded Subsidiaries) of the Borrower (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”). There shall be no general requirement for the Borrower Obligations to be guaranteed by any restricted subsidiary that guarantees (or is the borrower or issuer of) any junior debt, except as required as an express condition to the incurrence of such junior debt. Notwithstanding the foregoing, with respect to any Guarantor that is a holder of a Money Transmitter License (as defined in the Acquisition Agreement) and its subsidiaries (collectively, a “MTL Guarantor”), the Guarantee of the Obligations by such MTL Guarantor shall not extend to amounts that regulatory authorities of the MTL Guarantor necessitate (after the exercise of other reasonable alternative options) in order for the MTL Guarantor to satisfy any applicable minimum net worth, equity, capital (or similar metric) requirements, subject to good faith consultation with the Administrative Agent; provided that (i) any debt incurred by the Borrower or any restricted subsidiary that is guaranteed by the MTL Guarantor shall not benefit from a more favorable guarantee limitation provision unless the guarantee limitation provision in the Facilities Documentation is conformed to such provision, (ii) the MTL Guarantor shall not borrow any indebtedness other than amounts required for it to operate in the ordinary course of business and other de minimis exceptions to be agreed and (iii) for purposes of the covenant in clauses (c) and (d) under the “Negative Covenants” section below, the MTL Guarantor shall be deemed a non-Loan Party. Notwithstanding the foregoing, on a post-closing basis and for a period to be agreed, the Borrower shall use commercially reasonable efforts (without unreasonable burden, expense or tax or other liability) to contribute or otherwise transfer material assets owned by any MTL Guarantor which are not included in the calculation of such MTL Guarantor’s net worth, equity, capital (or similar metric) for purposes of satisfying applicable minimum net worth, equity, capital or similar requirements required by applicable regulatory authorities, in each case, to any other Loan Party (other than Holdings).

“Excluded Subsidiaries” shall be defined in a manner consistent with the Documentation Principles and, in any event, shall include (a) unrestricted subsidiaries, (b) captive insurance companies, (c) not-for-profit subsidiaries, (d) special purpose entities (including receivables subsidiaries), (e) Immaterial Subsidiaries (to be defined in a manner consistent with the Documentation Principles) (provided that the individual threshold with respect to consolidated total assets and Consolidated EBITDA shall be set at 5%, respectively and the aggregate threshold with respect to consolidated total assets and Consolidated EBITDA shall be set at 10%, respectively), (f) any subsidiaries that are not wholly-owned, (g) broker-dealer subsidiaries, (h) any foreign subsidiary and any U.S. subsidiary (a “Foreign Subsidiary Holdco”) substantially all of whose assets consists (directly or indirectly) of the capital stock and/or debt (and related or similar assets) of one or more foreign subsidiaries or other Foreign Subsidiary Holdcos, (i) any direct or indirect U.S. subsidiary of a foreign subsidiary or a Foreign Subsidiary Holdco, (j) any subsidiary prohibited or restricted from providing a Guarantee, by contract (including any requirement to obtain the consent of any third party (other than Holdings, the Borrower or any restricted subsidiary)) existing on the Closing Date or, with respect to subsidiaries acquired after the Closing Date, existing when such subsidiary was acquired and not in contemplation of such acquisition or by applicable law (including any requirement to obtain the consent, approval or authorization of any governmental or regulatory authority), (k) any subsidiary where the Borrower reasonably determines in consultation with the Administrative Agent that the burden or cost (including any adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries) of obtaining a guarantee from such subsidiary outweighs the benefit to the Lenders afforded thereby, (l) any subsidiary to the extent a guarantee from such subsidiary would result in adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries or any of its or their respective equity holders as determined by the Borrower in good faith, in consultation with the Administrative Agent and (m) other subsidiaries as mutually agreed between the Borrower and the Administrative Agent; provided, that the Borrower may, in its sole discretion elect to join any non-U.S. subsidiary, any non-wholly-owned U.S. subsidiary or any Excluded Subsidiary (other than in each case an unrestricted subsidiary) as a guarantor subject to, in the case of a non-U.S. subsidiary (x) the jurisdiction of incorporation of such non-U.S. subsidiary (or subsidiaries) being reasonably satisfactory to the Administrative Agent in light of legal permissibility and the policies and procedures of the Administrative Agent and the Lenders for similarly situated companies (for the avoidance of doubt, as reasonably determined by the Administrative Agent) and (y) collateral and security provisions reasonably acceptable to the Administrative Agent consistent with the Documentation Principles or otherwise to be negotiated in good faith; provided that the Borrower may subsequently elect to release any such non-U.S. subsidiary, non-wholly-owned U.S. subsidiary or Excluded Subsidiary (a “Released Subsidiary”) in its sole discretion; provided that such release (A) shall be subject to the Borrower or its restricted subsidiaries having capacity to make an investment in such Released Subsidiary once it is no longer a Guarantor and shall be deemed an investment in such Released Subsidiary; (B) shall be subject to such Released Subsidiary having capacity to incur any debt or liens once it is no longer a Guarantor and shall constitute the incurrence at the time of release of such Released Subsidiary of any indebtedness and liens of such Released Subsidiary existing at such time; and (C) shall be subject to such Released Subsidiary not owning or exclusively licensing (excluding exclusive licenses limited by territory or field of use) any intellectual property that is, taken as a whole, material to the operation of the business of the Borrower and its restricted subsidiaries (as determined by the Borrower in good faith) (“Material Intellectual Property”) at such time, other than any such Material Intellectual Property owned or exclusively licensed by such Released Subsidiary prior to such Released Subsidiary becoming a Guarantor. Notwithstanding the foregoing, it is understood and agreed that there shall be no guaranties governed under the laws of any non-U.S. jurisdiction; provided that to the extent any non-U.S. subsidiary is joined as a guarantor as described in the proviso to the immediately preceding sentence, any requirements under this “Guarantees” section and “Security” below as applied to such non-U.S. subsidiary (solely to the extent any such provision would not otherwise have applied in respect of such non-U.S. subsidiary if it were a restricted subsidiary that did not constitute a Loan Party) may be modified (including with respect to the addition of customary limitations applicable to the provision of guarantees and collateral in the applicable non-U.S. jurisdiction and providing for the granting of collateral customary for secured financings in such non-U.S. jurisdiction) as reasonably determined by the Borrower and the Administrative Agent.

No wholly-owned subsidiary that is a Loan Party and that becomes an “Excluded Subsidiary” solely by virtue of it no longer being a wholly-owned subsidiary of the Borrower shall be released from its Guarantee solely by virtue of a transaction pursuant to which the relevant equity interests of such restricted subsidiary are transferred to an affiliate of the Borrower unless (x) (i) the counterparty to such transaction is a third party that is not an affiliate of the Borrower and such transaction has a bona fide business purpose and is not entered into with the primary purpose of releasing the Guarantee made by such Loan Party or (ii) the counterparty to such transaction is an affiliate of the Borrower and the Administrative Agent shall have consented to such transaction and (y) such released subsidiary does not own or exclusively license (excluding exclusive licenses limited by territory or field of use) any Material Intellectual Property, it being understood that (i) the primary purpose of any such transaction shall be determined by the Borrower in good faith and (ii) in no event shall the foregoing provisions prevent the release of a subsidiary that otherwise constitutes an “Excluded Subsidiary”.

Security:	The Borrower Obligations, the Guarantees, any Hedging Obligations, any Cash Management Obligations and any Specified Letter of Credit Obligations will be secured by, subject to permitted liens and other exceptions consistent with the Documentation Principles, substantially all of the present and after-acquired assets of the Borrower and each Subsidiary Guarantor and the capital stock of the Borrower (collectively, the “Collateral”), including but not limited to: (a) a perfected pledge of all of the capital stock of the Borrower, (b) a perfected pledge of all the capital stock directly held by the Borrower or any Subsidiary Guarantor in any material wholly-owned restricted subsidiary (which pledge, (x) in the case of any first tier Foreign Subsidiary Holdco or material wholly-owned first tier foreign subsidiary shall be limited to 65% of the issued and outstanding voting capital stock of such Foreign Subsidiary Holdco or foreign subsidiary and (y) shall not include capital stock of any other Foreign Subsidiary Holdco or foreign subsidiary) (provided that the Administrative Agent shall be required to deliver three business days’ prior written notice to the Borrower to foreclose on, or to exercise voting rights with respect to, such capital stock) and (c) perfected security interests in substantially all other tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including, without limitation, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, intercompany notes and proceeds of the foregoing).

Notwithstanding the foregoing, (a) the Collateral shall not include: (i) (x) any fee-owned real property and (y) any leasehold interest in real property (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by a UCC filing, (iii) all commercial tort claims, (iv) any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether U.S. Federal, State or otherwise) to the extent a security interest therein is prohibited or restricted thereby or requires any consent, acknowledgement or authorization from a governmental or regulatory authority not obtained (without any requirement to obtain such consent, acknowledgement or authorization) (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), (v) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable law, rule or regulation or would require any consent, approval or authorization of any governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval or authorization) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), (y) would cause the destruction, invalidation or abandonment of such asset under applicable law (solely with respect to any intellectual property) or (z) is prohibited by any contract or would require any consent, approval, license or other authorization of any third party (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset, as applicable, and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval, license or other authorization), other than to the extent such prohibition or restriction is ineffective under the UCC or other applicable law, (vi) (x) margin stock, (y) equity interests in immaterial subsidiaries, equity interests in other Excluded Subsidiaries and equity interests in any other person other than wholly-owned material restricted subsidiaries; provided that if a pledge of stock in any first tier foreign subsidiary or Foreign Subsidiary Holdco is otherwise required, such pledge shall (A) be limited to 65% of the voting capital stock of any first tier foreign subsidiary or Foreign Subsidiary Holdco, as applicable, and (B) exclude the capital stock of any subsidiary of a foreign subsidiary or Foreign Subsidiary Holdco and (z) debt in Excluded Subsidiaries, (vii) any lease, license or agreement (not otherwise subject to clause (iv) above) or any property that is subject to a capital lease, purchase money security interest or similar arrangement, in each case permitted by the Facilities Documentation, to the extent that a grant of a security interest therein (A) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or (B) would require governmental or regulatory approval, consent or authorization (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition) to the extent such approval, consent or authorization is not obtained (without any requirement to obtain such approval, consent or authorization), (viii) letter of credit rights, except to the extent perfection of the security interest therein is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (ix) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (x) cash and cash equivalents (except, in each case, to the extent constituting identifiable proceeds of Collateral a security interest in which is perfected by the filing of an “all assets” UCC financing statement by the Administrative Agent or automatically without any further action or filing by the Administrative Agent), deposit, securities, commodities and other accounts, securities entitlements and related assets, (xi) assets where the burden or cost (including any adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower in consultation with the Administrative Agent, (xii) any assets to the extent a security interest in such assets or perfection thereof would result in adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries or any of its or their respective equity holders as determined by the Borrower in good faith, in consultation with the Administrative Agent, (xiii) any assets excluded consistent with the Documentation Principles, (xiv) the Acquisition Agreement and the rights therein or arising thereunder (except any proceeds of the Acquisition Agreement), (xv) other than with respect to any non-U.S. subsidiary that the Borrower has elected to join as a Guarantor as contemplated by the definition of Excluded Subsidiaries, any assets located in or governed by any non-U.S. jurisdiction or agreement (other than stock certificates and intercompany debt of non-U.S. subsidiaries otherwise required to be pledged and assets that can be perfected by the filing of a UCC financing statement), including any intellectual property located or registered or applied-for in a non-U.S. jurisdiction and (xvi) (A) client, customer, trust or other third party funds or assets, (B) assets held for the purpose of honoring payment instruments, customer fund transfers, stored value obligations and other regulated outstanding liabilities (including any outstanding liabilities that would be regulated but for an exemption to a jurisdiction’s money transmission law or the absence of an applicable money transmission law) in the course of engaging in any activity as a regulated or exempt money transmitter, including assets in the form of monies, receivables or investments commonly referred to under applicable laws as “eligible securities” or “permissible investments”, (C) any cash (including ACH in transit), cash equivalents, receivables, or other assets that are received, held, or transmitted by a Loan Party solely in its capacity as a processor, agent, or custodian for the benefit of third parties in connection with the provision of remittance, bill payment or other payment processing services, and (D) any accounts holding the foregoing, but only to the extent such accounts hold solely the foregoing. Other than with respect to any foreign subsidiary that becomes a Guarantor, no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in any assets (it being understood that, except as contemplated above, there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

Notwithstanding the foregoing, (a) the creation or perfection of any security interests through or by “control” (including control agreements) shall not be required with respect to any Collateral (other than in respect of certain material intercompany debt owing to the Loan Parties (if applicable) and certificated equity interests of the Borrower and material wholly-owned restricted subsidiaries to the extent otherwise required to be pledged), (b) immaterial notes and other evidence of immaterial indebtedness shall not be required to be delivered, (c) landlord waivers, estoppels, collateral access agreements or similar rights and agreements shall not be required and (d) the requirements of the preceding two paragraphs shall be subject to the Limited Conditionality Provision on the Closing Date.

Mandatory Prepayments:	Revolving Facility: None, subject to customary prepayment requirements if borrowings under the Revolving Facility exceed the commitments thereunder.

Term Facility: Loans under the Term Facility shall be prepaid with:

(a) 50% of Excess Cash Flow (to be defined in a manner consistent with the Documentation Principles) of the Borrower and its restricted subsidiaries for each fiscal year of the Borrower (commencing with the first full fiscal year completed after the Closing Date) with step-downs (the “ECF Sweep Step-Downs”) to 25% if the Consolidated First Lien Net Leverage Ratio is equal to or less than 0.25:1.00 below the Closing Date First Lien Net Leverage Ratio and 0% if the Consolidated First Lien Net Leverage Ratio is equal to or less than 0.50:1.00 below the Closing Date First Lien Net Leverage Ratio (provided, that, for purposes of the foregoing step-downs, the Consolidated First Lien Net Leverage Ratio shall be calculated on a pro forma basis after giving effect to the applicable prepayment); provided that (i) (x) voluntary prepayments, redemptions and repurchases (including permitted loan buy-backs and prepayments in connection with yank-a-bank provisions) of (A) the loans under the Term Facility (including Incremental Term Facilities), Incremental Equivalent Debt, Refinancing Debt and any other permitted indebtedness, in each case under this sub-clause (A), to the extent such debt is secured on a pari passu basis with the Term Loans, (B) the loans under the Revolving Facility (including Incremental Revolving Facilities) to the extent accompanied by a permanent reduction of the corresponding commitment and (C) any other revolving credit facility (to the extent such other revolving credit facility is secured on a pari passu basis with the Revolving Facility and accompanied by a permanent reduction of the corresponding commitment) and (y) cash used (or to be used) for restricted payments, prepayments, investments, acquisitions, earnouts, seller note payments, payments of long-term obligations not constituting indebtedness and capital expenditures (including contracted (whether pursuant to a definitive purchase agreement, letter of intent or similar arrangement) and contracted or budgeted payments in respect of the foregoing (it being understood and agreed that the amount of such contracted or budgeted payments reducing the amount of Excess Cash Flow prepayments required for such fiscal year on a dollar-for-dollar basis shall not be included in the calculation of retained excess cash flow for purposes of clause (c)(i)(B) under the “Negative Covenants” section below), in each case under subclauses (x) and (y) of this clause (i) (except with respect to contracted and/or budgeted expenditures) made during such fiscal year (without duplication in the next fiscal year) or, at the Borrower’s election, after the end of such fiscal year and prior to the time such Excess Cash Flow prepayment is due will, at the Borrower’s election, reduce the amount of Excess Cash Flow prepayments required for such fiscal year on a dollar-for-dollar basis (in each case under this clause (i), except to the extent financed with long-term indebtedness (other than revolving credit facilities or unsecured intercompany indebtedness)) and (ii) Excess Cash Flow shall, at the Borrower’s election, be reduced for, among other things, cash used (or designated to be used) for restricted payments (other than restricted payments which reduce Excess Cash Flow prepayments on a dollar-for-dollar basis) (in each case under this clause (ii), except to the extent financed with long-term indebtedness (other than revolving credit facilities or unsecured intercompany indebtedness)); provided, further, that prepayments shall only be required under this clause (a) if the applicable percentage of Excess Cash Flow is greater than the greater of (x) 25% of Financing EBITDA and (y) 25% of Consolidated EBITDA (with only amounts in excess thereof being subject to prepayment),

(b) 100% of the net cash proceeds (after giving effect to the repayment of any debt secured by such sold asset (other than debt secured on a pari passu or junior lien basis with the Facility) that is required to be repaid upon such sale) of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries pursuant to the Unlimited Asset Sale Basket (including casualty insurance and condemnation proceeds, but with exceptions consistent with the Documentation Principles), in excess of an amount per transaction or series of related transactions and an amount per fiscal year, and subject to the right of the Borrower and its restricted subsidiaries to reinvest (including through any non-prohibited investment, acquisition, capital expenditure or software expenditure) (or commit to reinvest or a reinvestment subject to a signed letter of intent) within 18 months and, if so committed to reinvestment (or a reinvestment subject to a signed letter of intent), reinvested no later than 180 days after the end of such 18-month period, and other exceptions to be agreed upon; provided that the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of an asset sale to have been reinvested in accordance with the provisions hereof (provided, that such deemed expenditure shall have been made no earlier than the earliest of the determination to enter into such asset sale, execution of a definitive agreement for such asset sale and the date that is 6 months prior to consummation of such asset sale); and

(c) 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries (except the net cash proceeds of any permitted debt other than Refinancing Debt).

Mandatory prepayments of the Term Loans shall be applied to scheduled installments thereof as directed by the Borrower (and, in the absence of such direction, in direct order of maturity) (without premium or penalty, except in the case of clause (c) above, as set forth below under “Voluntary Prepayments and Reductions in Commitments”); provided that the Facilities Documentation shall provide that in the case of mandatory prepayments pursuant to clauses (a) or (b) above, up to a ratable portion of such mandatory prepayment may be applied to redeem, prepay or offer to purchase any Refinancing Debt, Incremental Equivalent Debt or other permitted indebtedness (in each such case, to the extent secured on a pari passu basis with the Term Loans) (collectively, “Additional Debt”), in each case if required under the terms of the applicable documents governing such Additional Debt (it being understood that any net cash proceeds subject to mandatory prepayments pursuant to clauses (a) or (b) above as to which a ratable mandatory offer to purchase or redeem is made pursuant to the terms of any Additional Debt shall be deemed to have been applied to purchase or redeem such Additional Debt (whether or not the holders of such Additional Debt accept such offer to purchase or redeem)); provided, further, that mandatory prepayments (other than mandatory prepayments with proceeds of Refinancing Debt) may not be directed to a later maturing class of term loans without at least a pro rata repayment of any related earlier maturing classes. Mandatory prepayments shall be applied to applicable Lenders pro rata within an outstanding class of Term Loans other than in respect of any Refinancing Debt which is subject to any extension or “cashless roll”.

Mandatory prepayments in clauses (a) and (b) above shall be subject to customary limitations to the extent that the Borrower reasonably determines that such prepayments would result in adverse tax consequences to the Borrower or any of its direct or indirect parent companies or subsidiaries or any of its or their respective equity holders related to repatriation of funds in connection therewith by non-U.S. subsidiaries or to the extent repatriation is limited by applicable local law (each, a “Payment Block”), and the Borrower shall not be required to monitor any such Payment Block and/or reserve cash for future repatriation after it has notified the Administrative Agent of the existence of such Payment Block.

The Facilities Documentation will provide customary provisions pursuant to which any Lender may elect not to accept any mandatory prepayment described in clauses (a) and (b) above. Any prepayment amount declined by the Lenders and, if applicable, under any Additional Debt, shall be retained by the Borrower and such amount may be applied to increase the Available Amount Basket.

Voluntary Prepayments and

Reductions in Commitments:	Voluntary reductions of the unutilized portion of the Facilities commitments and prepayments of borrowings will be permitted at any time (subject to customary notice requirements), in minimum principal amounts to be agreed, without premium or penalty (other than the Call Premium as described below).

If, prior to the date that is 12 months after the Closing Date, (x) there shall occur any amendment, amendment and restatement or other modification of the definitive documentation for the Term Facility the primary purpose of which is to, and which does, reduce the All-In Yield then in effect for the loans thereunder, (y) all or any portion of the Term Facility is voluntarily prepaid or mandatorily prepaid pursuant to clause (c) of “Mandatory Prepayments” above or (z) a Term Loan Lender must assign its loans under the Term Facility as a result of its failure to consent to an amendment, amendment and restatement or other modification of the Term Facility, then in each case the aggregate principal amount so subject to such transaction will be subject to a 1.00% prepayment premium (the “Call Premium”).

Notwithstanding the foregoing, there shall be no Call Premium (i) if such event occurs in connection with the Borrower or any direct or indirect parent thereof becoming a public company (including through any acquisition, merger or other business combination involving a “special purpose acquisition company”) (an “IPO”), (ii) if such event occurs in connection with a change of control, (iii) if such event occurs in connection with a material acquisition or disposition or (iv) due to any Lender if such Lender or an affiliate of such Lender whose primary investment mandate is to invest in private credit opportunities participates in the refinancing or repricing, or is offered the right to participate in the refinancing or repricing; provided that for purposes of a repricing, the amount of prepayment premium not payable to any Lender and its affiliates may not exceed 10% of the amount of prepayment premium that would otherwise be due to such Lender and its affiliates.

All voluntary prepayments (including from the proceeds of Refinancing Debt) shall be applied as directed by the Borrower (and in the absence of such direction, in direct order of maturity), which may be applied to any specific class or classes, tranche or tranches or facility or facilities as selected by the Borrower; provided that such prepayments shall be made on a pro rata basis within such class, tranche or facility other than prepayments in respect of any Refinancing Debt which is subject to any extension or “cashless roll”.

Facilities Documentation:	The definitive documentation for the Facilities (the “Facilities Documentation”) (i) shall be “covenant-lite”, (ii) shall be consistent with this Term Sheet and shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Term Sheet applicable to the Borrower and its restricted subsidiaries (and Holdings, to the extent expressly provided herein) and shall, with respect to any provision not expressly set forth herein, be based on, and no less favorable to the Borrower than, the Credit Agreement, dated as of September 29, 2023, by and among, inter alios, Evergreen IX Borrower 2023, LLC and Apollo Administrative Agency LLC, as administrative agent and collateral agent, each lender from time to time party thereto and each issuing bank from time to time party thereto (the “Precedent Credit Agreement”), and related ancillary agreements (together with the Precedent Credit Agreement, the “Precedent Documentation”), in each case, with reasonable modifications to the operational and agency provisions to reflect the guidelines and practices of the Administrative Agent that are reasonably satisfactory to the Borrower, (iii) shall reflect the operational and strategic requirements of Holdings, the Borrower and their respective subsidiaries (after giving effect to the Transactions) in light of their size, geographic locations, industries, business and practices, operations, financial accounting, matters disclosed in the Acquisition Agreement and the proposed business plan (including the Sponsor’s investment thesis), and changes in law or accounting standards since the date of the Precedent Documentation, (iv) shall, in any event, be no less favorable to the Borrower than the Existing Indebtedness, including with respect to regulatory requirements applicable to the Borrower and its subsidiaries (if any), (v) shall be negotiated in good faith to finalize the Facilities Documentation, giving effect to the Limited Conditionality Provision, as promptly as reasonably practicable, (vi) shall include standards, qualifications, thresholds, exceptions, “baskets”, grace and cure periods consistent with all of the foregoing, (vii) shall provide for all monetary baskets and thresholds to include a growth component based on Consolidated EBITDA, (viii) shall, at the option of the Borrower, include provisions to mitigate potential negative tax consequences under “AHYDO” rules and (ix) shall exclude from the definition of indebtedness any financing lease with respect to the Target’s headquarters and neighboring real property.

To the extent that any representations and warranties made on, or as of, the Closing Date (or a date prior thereto) are qualified by or subject to “material adverse effect”, the definition thereof shall be “Company Material Adverse Effect” (as defined in the Acquisition Agreement) for the purposes of such representations and warranties. Counsel for the Borrower shall initially draft the Facilities Documentation consistent with the Documentation Principles. This paragraph shall be referred to as the “Documentation Principles”.

Representations and Warranties:	Limited to the following (to be applicable only to the Borrower and its restricted subsidiaries and, solely with respect to certain customary representations to be agreed consistent with the Documentation Principles, Holdings) and subject to customary materiality qualifiers and consistent with the Documentation Principles: organization; existence and qualification subject to material adverse effect; power; compliance with laws subject to material adverse effect; compliance in all material respects with OFAC, FCPA and the PATRIOT Act; due authorization; no violation of or conflict with (x) laws (subject to material adverse effect) and (y) organizational documents (subject to materiality); governmental authorization subject to material adverse effect; execution, delivery and enforceability of the Facilities Documentation; financial statements (after the Closing Date); no material adverse effect (after the Closing Date); litigation subject to material adverse effect; labor matters subject to material adverse effect; ownership of property (other than permitted liens) subject to material adverse effect; environmental matters subject to material adverse effect; taxes subject to material adverse effect; ERISA compliance subject to material adverse effect; subsidiaries as of the Closing Date; margin regulations; Investment Company Act; accuracy of disclosure as of the Closing Date (such representation and warranty to be substantially consistent with the “information” representation in the Commitment Letter); intellectual property subject to material adverse effect; creation, validity, perfection and priority of security interests in the Collateral (subject to permitted liens and the Limited Conditionality Provision); solvency on a consolidated basis at closing (such representation and warranty and the definition of solvency to be consistent with the solvency certificate in the form set forth in Annex I attached to Exhibit C). The only representations made on the Closing Date shall be the Specified Representations.

Conditions Precedent

to Initial Borrowing:	Subject to the Limited Conditionality Provision, the initial borrowings under the Facilities on the Closing Date will be subject only to the applicable conditions precedent expressly set forth in Exhibit C.

Conditions Precedent to

Borrowings After the Closing Date:

After the Closing Date, except to the extent otherwise permitted or provided in the “Incremental Facilities” section above, (i) delivery of notice, (ii) accuracy of representations and warranties in all material respects and (iii) absence of defaults.

Affirmative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries (and, in the case of maintenance of existence, payment of taxes and compliance with laws, Holdings) only) and in each case, with customary materiality qualifiers, exceptions and limitations to be agreed upon and consistent with the Documentation Principles: delivery of consolidated annual audited financial statements (within 150 days for each fiscal year ending after the Closing Date (which, for the first fiscal year ending after the Closing Date, at the election of the Borrower, may cover solely the period from the Closing Date to the last day of such fiscal year)), which shall be prepared in accordance with U.S. GAAP, accompanied by an opinion of an independent accounting firm (which opinion shall not be subject to qualification as to the scope of such opinion (except for any such qualification pertaining to (w) the maturity or impending maturity of any indebtedness, (x) any actual or prospective default of a financial maintenance covenant (including the Financial Covenant), (y) the activities, operations, financial results, assets or liabilities of any unrestricted subsidiary and (z) changes in accounting principles or practices reflecting changes in accounting standards and required or approved by the Borrower’s (or its direct or indirect parent company’s) independent certified public accounting firm) but may contain an emphasis of matter or a “going concern” explanatory paragraph or like statement); delivery of consolidated quarterly unaudited financial statements for each fiscal quarter, commencing with the first such full fiscal quarter ending after the Closing Date (within 75 days for delivery of the quarterly unaudited financial statements for the first three such fiscal quarters required to be delivered after the Closing Date and within 60 days of the end of each such fiscal quarter thereafter); provided that the delivery of unaudited financial statements for the fourth fiscal quarter of any fiscal year shall not require a compliance certificate and such financial statements may be internally generated management prepared financial statements in a manner consistent with the Borrower’s ordinary practice; quarterly (for the first three fiscal quarters of each fiscal year) and annual compliance certificates; quarterly lender calls (or in lieu thereof, at the Borrower’s sole discretion, management’s discussion and analysis for such fiscal quarter); annual budgets (with delivery time periods to be consistent with the delivery requirements for audited financial statements and no annual budget required with respect to the year in which the Closing Date occurs or after an IPO); notices of default; notices of litigation and ERISA events which, in either case, result in a material adverse effect; payment of taxes; preservation of existence; maintenance of properties (subject to casualty, condemnation and normal wear and tear); maintenance of insurance; compliance with laws; books and records; right of the Administrative Agent to inspect property and books and records (limited to once per year absent a payment or bankruptcy (with respect to the Borrower) event of default and subject to cost reimbursement limitations consistent with the Documentation Principles and other than information subject to confidentiality obligations or attorney-client privilege); covenant to guarantee obligations and give security; further assurances as to security; use of proceeds; designation of subsidiaries; transactions with affiliates; material changes in nature of business; and changes in fiscal year of the Borrower (it being agreed that upon notice to the Administrative Agent, the Borrower may change its fiscal year end (and the Borrower and the Administrative Agent shall make any adjustments to the Facilities Documentation to the extent necessary to reflect such change in fiscal year (without the approval of any Lender)). In the event that the Borrower furnishes, or intends to furnish, financial statements of a public company to satisfy reporting obligations, the deadline for quarterly and annual reporting, including related compliance certificates, shall be no earlier than the applicable SEC deadline.

Negative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only and, in the case of the passive holding company covenant set forth below, Holdings), and shall have incurrence-based covenants consistent with the Documentation Principles: liens; indebtedness; fundamental changes; dispositions; restricted payments (including dividends, restricted investments and voluntary prepayments more than 60 days prior to the stated maturity thereof of contractually payment subordinated debt, debt secured on a junior basis to the Term Facility and unsecured debt, in each case consisting of debt for borrowed money that is required to mature after the Term Facility (other than intercompany debt) (collectively, “Junior Debt”) in excess of the Threshold Amount (as defined below) (“Restricted Junior Debt Payments”)); modifications of material Junior Debt consistent with the Documentation Principles; and restrictions on subsidiary distributions and negative pledge clauses. Baskets and exceptions to the foregoing covenants will include baskets and exceptions consistent with the Documentation Principles, and in any event include (but not be limited to) the following:

(a) (i) indebtedness under the Facilities (including Incremental Facilities and Refinancing Debt (or loans or bonds issued in lieu thereof) and Incremental Equivalent Debt); (ii) a fixed dollar basket for purchase money indebtedness and capital leases in an aggregate outstanding principal amount not to exceed an amount to be mutually agreed; (iii) indebtedness (x) which is secured by liens on the Collateral on a pari passu basis with the Term Facility, subject to a pro forma Consolidated First Lien Net Leverage Ratio no greater than the First Lien Debt Incurrence Ratio, (y) which is secured by liens on the Collateral on a junior basis to the Term Facility, subject to a pro forma Consolidated Secured Net Leverage Ratio no greater than the Second Lien Debt Incurrence Ratio or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the greater of (X) the Second Lien Debt Incurrence Ratio and (Y) the Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended Test Period, and (z) which is not secured by assets that constitute Collateral or is unsecured, subject to either (1) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, on a pro forma basis not exceeding the Junior/Unsecured Debt Incurrence Ratio or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the greater of (I) the Junior/Unsecured Debt Incurrence Ratio and (II) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, or (2) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Test Period being no less than 2.00:1.00 or, solely with respect to any such indebtedness incurred in connection with an acquisition or similar investment, the lesser of (1) 2.00:1.00 and (2) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Test Period, in the case of each of the foregoing sub-clauses (x), (y) and (z), subject to customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA” (any such indebtedness described in this clause (iii), “Ratio Debt”); provided that, other than in the case of Ratio Debt assumed in connection with a permitted acquisition or investment (and not incurred in contemplation thereof), (A) subject to the Inside Maturity Basket and except for Escrow Debt, such Ratio Debt (other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or bridge facility is to be converted satisfies this clause (A)) shall not mature prior to the final scheduled maturity date of, or have a weighted average life to maturity shorter than that of, the Term Loans outstanding at the time of such incurrence, (B) the aggregate principal amount of all Incremental Equivalent Debt, Ratio Debt and Acquisition Debt incurred (but, for the avoidance of doubt, not assumed) by restricted subsidiaries of the Borrower that do not constitute a Loan Party shall not exceed the Non-Guarantor Debt Cap and (C) any such Ratio Debt that meets the MFN Conditions shall be subject to the MFN Provision, solely to the extent the MFN Provision would otherwise apply if such Ratio Debt was an Incremental Term Facility; (iv) indebtedness permitted to be incurred and/or remain outstanding under the Acquisition Agreement; (v) existing indebtedness (with any indebtedness for borrowed money with an individual outstanding principal amount greater than an amount to be agreed to be scheduled); (vi) indebtedness in an amount equal to 100% of any cash and cash equivalents, and certain other in-kind, equity contributions received by the Borrower (other than contributions that are included in a Specified Equity Contribution) after the Closing Date (the “Contribution Debt Basket”); (vii) indebtedness incurred or assumed in connection with acquisitions or investments in an amount not to exceed the sum of (1) a fixed-dollar basket plus (2) additional unlimited amounts so long as, after giving pro forma effect to such incurrence, acquisition or investment, and any related specified transactions, (x) in the case of indebtedness which is secured by liens on the Collateral on a pari passu basis with the Term Facility, the pro forma Consolidated First Lien Net Leverage Ratio is no greater than the First Lien Debt Incurrence Ratio, (y) in the case of indebtedness which is secured by liens on the Collateral on a junior basis to the Term Facility, the pro forma Consolidated Secured Net Leverage Ratio is no greater than the greater of (I) the Second Lien Debt Incurrence Ratio and (II) the Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended Test Period and (z) in the case of indebtedness not secured by assets that constitute Collateral or unsecured indebtedness, either (I) the pro forma Consolidated Total Net Leverage Ratio is no greater than the greater of (1) the Junior/Unsecured Debt Incurrence Ratio and (2) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, or (II) the Consolidated Interest Coverage Ratio is not less than the lesser of (1) 2.00:1.00 and (2) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Test Period, in the case of each of the foregoing sub-clauses (x), (y) and (z), subject to customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA” (any such indebtedness described in this clause (vii), “Acquisition Debt”); provided that such Acquisition Debt incurred (but not assumed) (A) subject to the Inside Maturity Basket and except for Escrow Debt, does not mature prior to the final scheduled maturity date of, or have a weighted average life to maturity shorter than that of, the Term Loans outstanding at the time of such incurrence (in each case other than with respect to customary interim loan facilities and customary bridge facilities (so long as the long-term debt into which any such interim loan facility or bridge facility is to be converted satisfies this clause (A)), (B) the aggregate principal amount of all Incremental Equivalent Debt, Ratio Debt and Acquisition Debt incurred (but, for the avoidance of doubt, not assumed) by restricted subsidiaries of the Borrower that do not constitute a Loan Party shall not exceed the Non-Guarantor Debt Cap and (C) any such Acquisition Debt that satisfies the MFN Conditions shall be subject to the MFN Provision, solely to the extent the MFN Provision would otherwise apply if such Acquisition Debt were an Incremental Term Facility; (viii) indebtedness assumed in connection with acquisitions or investments (and not incurred in contemplation thereof); (ix) indebtedness in respect of qualified factoring, receivables and securitization facilities (subject to customary limitations on recourse to the Borrower and its restricted subsidiaries) not to exceed an amount equal to the greater of (I) 35% of Financing EBITDA and (II) 35% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period; provided that if such factoring, receivables or securitization facilities are entered into with an affiliate, the terms thereof must be comparable to terms that would be obtainable in a comparable arms’-length transaction with an unaffiliated counterparty; (x) refinancing indebtedness (including refinancing of subordinated indebtedness with indebtedness that is not subordinated so long as (i) such refinancing is a permitted restricted payment, (ii) such indebtedness shall be unsecured unless the liens securing such indebtedness are otherwise permitted and (iii) such subordinated debt being refinanced is not expressly required to be subordinated pursuant to clause (xvii) below); (xi) a basket for non-guarantor indebtedness in an amount not to exceed the greater of (1) 30% of Financing EBITDA and (2) 30% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period; (xii) a fixed-dollar basket for joint venture indebtedness in an amount not to exceed the greater of (1) 20% of Financing EBITDA and (2) 20% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period; (xiii) a fixed dollar basket for indebtedness of foreign subsidiaries and Foreign Subsidiary Holdcos; (xiv) a fixed-dollar basket for indebtedness (including under revolving credit facilities) incurred by non-Guarantor subsidiaries to fund working capital requirements; (xv) a general fixed dollar basket in an amount not to exceed the greater of (1) 50% of Financing EBITDA and (2) 50% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period (the “General Debt Basket”); (xvi) unsecured seller notes or other indebtedness owed to the seller of any business or assets so long as such indebtedness does not mature earlier than the Term Loans or have a shorter weighted average life to maturity than the Term Loans; (xvii) indebtedness arising from agreements providing for adjustments of purchase price, “earn outs”, other contingent consideration obligations and other deferred purchase price obligations entered into in connection with acquisitions and investments (including acquisitions and investments consummated prior to the Closing Date); (xviii) intercompany indebtedness among the Borrower and its restricted subsidiaries subject to the limitations under clause (c)(iii)(3) below, provided that intercompany indebtedness owed by a Loan Party to a restricted subsidiary that is not a Guarantor shall be subordinated to the Obligations on terms reasonably agreed between the Borrower and the Administrative Agent; (xix) trade letters of credit not issued under the Revolving Facility (and reimbursement and backstop obligations in connection therewith) in an aggregate amount under this clause (xix) not to exceed the available L/C Sublimit at the time incurred (provided that trade letters of credit issued pursuant to this clause (xix) shall reduce capacity under the L/C Sublimit by a corresponding amount); (xx) unsecured indebtedness or indebtedness secured by liens on the Collateral on a junior basis to the Term Facility, in an amount not to exceed 100% of the aggregate amount of dividends and other distributions on account of equity interests which could be made at such time under the restricted payments covenant baskets in compliance with the terms thereof (any such indebtedness described in this clause (xx), “RP Debt”) (provided that an amount equal to 100% of any outstanding RP Debt under this clause (xx) shall reduce the amount available to make dividends and other distributions on account of equity interests under the restricted payments covenant baskets on a dollar for dollar basis); (xxi) indebtedness in connection with additional letter of credit facilities in an aggregate amount not to exceed an amount to be agreed, (xxii) Cash Management Obligations, Hedging Obligations and Specified Letter of Credit Obligations and (xxiii) additional baskets and exceptions that are customary for companies in the business of the Borrower and its subsidiaries (including the Target and its subsidiaries) to be mutually agreed or otherwise consistent with the Documentation Principles;

(b) (i) liens assumed (but not incurred) in connection with acquisitions and investments and not incurred in contemplation thereof (subject to restrictions in scope related to such liens consistent with the Documentation Principles, unless the expansion thereof is otherwise permitted); (ii) liens securing any indebtedness or obligations that are secured by the Collateral on a pari passu basis with the Term Facility, so long as the pro forma Consolidated First Lien Net Leverage Ratio shall be no greater than the First Lien Debt Incurrence Ratio, subject to the applicable Form Intercreditor Terms or customary intercreditor terms reasonably acceptable to the Borrower and the Administrative Agent and customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA”; provided that any such indebtedness that satisfies the MFN Conditions shall be subject to the MFN Provision, solely to the extent the MFN Provision would otherwise apply if such indebtedness were an Incremental Term Facility; (iii) liens securing any indebtedness or obligations that are secured by the Collateral on a junior lien basis to the Term Facility, so long as the pro forma Consolidated Secured Net Leverage Ratio shall be no greater than the Second Lien Debt Incurrence Ratio or, solely with respect to any such indebtedness or obligations incurred in connection with an acquisition or similar investment, the greater of (X) the Second Lien Debt Incurrence Ratio and (Y) the Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended Test Period, subject to the applicable Form Intercreditor Terms or customary intercreditor terms reasonably acceptable to the Borrower and the Administrative Agent and customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA”; (iv) liens securing any indebtedness or obligations that are not secured by assets that constitute Collateral, so long as either (I) the pro forma Consolidated Total Net Leverage Ratio shall be no greater than the greater of (X) the Junior/Unsecured Debt Incurrence Ratio and (Y) solely to the extent granted in connection with an acquisition or similar investment, the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, or (II) the Consolidated Interest Coverage Ratio shall be no less than 2.00:1.00 or, solely to the extent granted in connection with an acquisition or similar investment, the lesser of (X) 2.00:1.00 and (Y) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Test Period (in each case under this clause (iv), subject to customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA”); (v) liens securing the Facilities (including Incremental Facilities), Incremental Equivalent Debt and Refinancing Debt (or secured loans or bonds issued in lieu thereof); (vi) existing liens permitted to be incurred and/or remain outstanding under the Acquisition Agreement; (vii) liens securing certain permitted debt baskets (other than debt incurred under the Contribution Debt Basket unless such debt secured by the Collateral is secured on a junior basis to the Facilities); (viii) liens securing permitted purchase money debt or capital leases; (ix) liens securing debt incurred or assumed in connection with acquisitions or investments (limited, in the case of liens securing assumed indebtedness, to the assets acquired); (x) liens securing refinancing indebtedness, subject to customary limitations consistent with the Documentation Principles; (xi) a fixed dollar general basket no less than the General Debt Basket; (xii) with respect to any subsidiary organized outside of the U.S., liens arising mandatorily by legal requirements; (xiii) (1) liens on assets of a non-Guarantor subsidiary securing permitted obligations of such non-Guarantor subsidiary or another non-Guarantor subsidiary, (2) intercompany liens in favor of the Borrower or any Guarantor and (3) liens on assets of non-Guarantors, foreign subsidiaries or joint ventures securing indebtedness of such non-Guarantors, foreign subsidiaries or joint ventures; (xiv) liens securing qualified factoring, receivables and securitization facilities; (xv) liens securing permitted additional letter of credit facilities; (xvi) existing liens (with only liens securing indebtedness for borrowed money with an individual outstanding principal amount greater than an amount to be agreed to be scheduled); (xvii) liens (including cash collateral) in connection with the issuance of trade letters of credit under clause (a)(xvii) above (it being understood that any cash collateral subject to a lien incurred pursuant to this clause shall not be deemed to be “restricted” on account of such lien for purposes of determining whether such cash collateral constitutes Unrestricted Cash); and (xviii) additional baskets and exceptions that are customary for companies in the business of the Borrower and its subsidiaries (including the Target and its subsidiaries) to be mutually agreed or otherwise consistent with the Documentation Principles;

(c) restricted payments (including dividends, share repurchases, investments and Restricted Junior Debt Payments) (i) from a cumulative “builder” basket (the “Available Amount Basket”) to equal (A) the greater of 50% of Financing EBITDA and 50% of pro forma Consolidated EBITDA for the most recently ended Test Period (the “Available Amount Starter Basket”) (provided that amounts under this clause (i)(A) are available to make (I) restricted payments in respect of equity interests of the Borrower only if no event of default exists or would occur as a consequence thereof and (II) Restricted Junior Debt Payments and investments only if no payment or bankruptcy (with respect to the Borrower) event of default exists or would occur as a consequence thereof), plus (B) either (as selected by the Borrower prior to the Closing Date) (1) 100% of cumulative retained Excess Cash Flow since the beginning of the first full fiscal year beginning after the Closing Date or (2) 50% of cumulative Consolidated Net Income since the first day of the fiscal quarter in which the Closing Date occurs (provided that this clause (i)(B) shall not, in any event, be less than $0 for any period; provided, further, that amounts under this clause (i)(B) are available to make (I) restricted payments in respect of equity interests of the Borrower only if no event of default exists or would occur as a consequence thereof and (II) Restricted Junior Debt Payments and investments only if no payment or bankruptcy (with respect to the Borrower) event of default exists or would occur as a consequence thereof), plus (C) the proceeds of qualified equity issuances and contributions of cash and the fair value of assets after the Closing Date (other than excluded contributions, Specified Equity Contributions and proceeds that are applied under the Contribution Debt Basket) received by the Borrower, plus (D) proceeds of declined prepayments and sale leaseback proceeds not required to be applied as a mandatory prepayment, plus (E) the original principal amount of any indebtedness (and accrued interest) of the Borrower and its subsidiaries contributed to the Borrower as qualified equity and cancelled, plus (F) returns (including proceeds upon sale, return of capital, dividends and distributions (including from unrestricted subsidiaries or joint ventures), repayment, interest, other profits and payments received in respect of any investment and re-designation of unrestricted subsidiaries) on restricted investments and returns in excess of the amount originally invested as “permitted investments” under a dollar-denominated or ratio-based incurrence basket, plus (G) the original principal amount or liquidation preference, as applicable, of any indebtedness or disqualified stock (and, in each case, related accrued interest) of the Borrower or its restricted subsidiaries which have been converted to qualified equity of Holdings or any parent entity thereof, plus (H) other items consistent with the Documentation Principles or to be mutually agreed; (ii) from the proceeds of any qualified equity offerings and other excluded equity contributions after the Closing Date that are not used as part of a Specified Equity Contribution and are not applied under the basket in clause (c)(i) above; (iii) consisting of customary permitted investments (including acquisitions) consistent with the Documentation Principles, including (1) existing investments (with any investments individually greater than an amount to be agreed to be scheduled), (2) unlimited investments constituting acquisitions by any restricted subsidiary or of any entity which becomes a restricted subsidiary, or is merged with the Borrower or a restricted subsidiary, as a result of such acquisition; provided that acquisitions by Loan Parties of entities that do not become Guarantors and acquisitions of assets that do not become owned by Loan Parties, in each case made with the proceeds of consideration provided by a Loan Party will, to the extent of such consideration, be subject to a cap shared with clause (3) below outstanding at any one time in an amount equal to the greater of (I) 100% of Financing EBITDA and (II) 100% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period (the “Shared Non-Loan Party Investments Cap”); it being understood and agreed that, in addition to exceptions consistent with the Precedent Credit Agreement, such cap shall not apply to the extent (I) the Person so acquired (or the Person owning the assets so acquired) becomes a Loan Party even though such person owns equity interests in persons that are not otherwise required to become Loan Parties or in persons that would otherwise constitute Excluded Subsidiaries or (II) at least 80% of the revenue of the consolidated target is generated by entities that become Guarantors (or, if less, the percentage of revenue attributable to Loan Parties immediately prior to such acquisition (or, at the Borrower’s election, on the date of the definitive agreement for such acquisition or any amendment thereto)); provided that notwithstanding the foregoing, to the extent that such cap is reduced as a result of any acquisition of any entity that does not become a Guarantor (or any assets that are not transferred to a Loan Party) and such entity subsequently becomes a Loan Party (or such assets are subsequently transferred to a Loan Party), the amount available under such cap shall be proportionately increased as a result thereof (up to the original amount of such cap), (3) unlimited intercompany investments among the Borrower and its restricted subsidiaries; provided that investments by Loan Parties in non-Loan Parties (other than investments in the ordinary course of business or consistent with past practices) shall not exceed the Shared Non-Loan Party Investments Cap, (4) investments in unrestricted subsidiaries in an amount equal to, at any one time outstanding, the greater of (X) 50% of Financing EBITDA and (Y) 50% of Consolidated EBITDA for the most recently ended Test Period, (5) a fixed-dollar basket for investments in joint ventures, (6) a fixed-dollar general basket for investments not to exceed the greater of (X) 40% of Financing EBITDA and (Y) 40% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period (the “General Investments Basket”), (7) a fixed dollar basket for investments in similar businesses and (8) other baskets and exceptions customary for companies in the business of the Borrower and its subsidiaries (including the Target and its subsidiaries) to be mutually agreed or otherwise consistent with the Documentation Principles; (iv) additional amounts subject to (x) in the case of restricted payments in respect of equity interests, pro forma compliance with a maximum Consolidated First Lien Net Leverage Ratio of 4.50:1.00 and so long as no event of default exists or would occur as a consequence thereof (the “Ratio RP Basket”), (y) in the case of restricted payments consisting of investments, pro forma compliance with a maximum Consolidated First Lien Net Leverage Ratio no greater than 5.00:1.00, and so long as no payment or bankruptcy (with respect to the Borrower) event of default exists or would occur as a consequence thereof (the “Ratio Investments Basket”) and (z) in the case of Restricted Junior Debt Payments, pro forma compliance with a maximum Consolidated First Lien Net Leverage Ratio of 4.50:1.00 and so long as no payment or bankruptcy (with respect to the Borrower) event of default exists or would occur as a consequence thereof (the “Ratio RDP Basket”); (v) following an IPO, restricted payments not less than the greater of (a) 6% per year of the net proceeds received by (or contributed to) the Borrower and its restricted subsidiaries from any public equity offering (including in connection with any IPO) and (b) 7% per year of the market capitalization of the applicable public entity (at the time of determination); (vi) refinancings (including through exchanges, conversions and other cashless transactions) of Junior Debt with equity or Junior Debt; (vii) prepayments of Junior Debt acquired in connection with an acquisition (and not incurred in contemplation thereof); (viii) (1) from a general fixed-dollar restricted payments basket not to exceed the greater of (X) 35% of Financing EBITDA and (Y) 35% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period (the “General RP Basket”) (which amounts under the General RP Basket may be reallocated to the General RDP Basket and the General Investments Basket) and (2) a general fixed-dollar Restricted Junior Debt Payments basket not to exceed the greater of (X) 35% of Financing EBITDA and (Y) 35% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period (the “General RDP Basket”) (which amounts under the General RDP Basket may be reallocated to the General Investments Basket); (ix) tax distributions with respect to the income of the Borrower and its subsidiaries as set forth in Exhibit D (“Tax Distributions”); (x) [reserved]; (xi) restricted payments in connection with the Transactions; (xii) [reserved], (xiii) [reserved], and (xiv) additional baskets and exceptions that are customary for companies in the business of the Borrower and its subsidiaries (including the Target and its subsidiaries) to be mutually agreed; and

(d) dispositions (subject to (x) a per-transaction (and series of related transactions) threshold amount and (y) to the extent not excluded pursuant to clause (x) above, an annual threshold amount), subject, in the case of clause (i), to compliance, if required, with the mandatory prepayment requirements for asset sales and other dispositions of property, (i) asset sales and other dispositions of property (subject to customary exceptions and thresholds) on an unlimited basis for fair market value as long as at least 75% of the consideration (determined on a cumulative basis for all dispositions pursuant to this clause since the Closing Date) (if in excess of a threshold amount) consists of cash or cash equivalents (subject to customary exceptions to the cash consideration requirement, including a fixed-dollar basket for non-cash consideration that may be designated as cash consideration and exceptions for asset swaps and exchanges) (the “Unlimited Asset Sale Basket”); (ii) asset swaps and exchanges; (iii) dispositions of assets in the ordinary course of business and dispositions of immaterial assets or assets not used or useful in the principal business of the Borrower and its restricted subsidiaries; (iv) dispositions of non-core assets or surplus assets acquired in a permitted acquisition or investment after the Closing Date; (v) a fixed-dollar basket for sale-leaseback transactions; (vi) a general fixed-dollar basket; (vii) an annual general basket not less than the greater of (I) 15% of Financing EBITDA and (II) 15% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period; (viii) dispositions required to obtain anti-trust or similar regulatory approval; (ix) dispositions in connection with qualified factoring, receivables and securitization facilities; and (x) additional baskets and exceptions that are customary for companies in the business of the Borrower and its subsidiaries (including the Target and its subsidiaries) to be mutually agreed or otherwise consistent with the Documentation Principles.

Holdings will not engage in any operating activities, but may incur debt, make restricted payments and engage in other non-operating activities and exceptions to be agreed consistent with the Documentation Principles.

No Loan Party may transfer legal title to, or otherwise dispose of, or license on an exclusive basis (excluding exclusive licenses limited by territory or field of use), any Material Intellectual Property to a restricted subsidiary that is not a Loan Party, (A) if the primary purpose of such transfer or license is to (x) incur new financing at such restricted subsidiary that is not a Loan Party or (y) cause a release of the liens on the Collateral on such Material Intellectual Property, in each case as reasonably determined by the Borrower or (B) if there is no bona fide business purpose for such transfer or license, as reasonably determined by the Borrower.

Each covenant (including with respect to clauses (d), (e) and (f) below, without limitation, the Incremental Facilities, Incremental Equivalent Debt and Refinancing Debt) (and definitions used therein) shall also (a) include additional customary baskets, exceptions and thresholds consistent with the Documentation Principles and as may otherwise be agreed, including customary specific and general dollar baskets, (b) provide that any exceptions, limitations and baskets based on a specified dollar amount shall also include a builder or grower component (regardless of whether such exceptions, limitations or baskets refer to a builder or grower component in this Term Sheet) based on a corresponding percentage of Consolidated EBITDA, (c) permit any transaction that is scheduled in the Acquisition Agreement, (d) provide that incurrence-based financial ratios or tests (“Financial Incurrence Tests”) shall be subject to customary pro forma adjustments, including for “run rate” cost savings and synergies consistent with those described in “Consolidated Net Income” and “Consolidated EBITDA”, (e) permit reliance, at the Borrower’s option, on one or more, or a combination of, fixed dollar (including any related builder or grower component) baskets, exceptions and thresholds (“Fixed Baskets”) and baskets, exceptions and thresholds that are subject to a Financial Incurrence Test (“Non-Fixed Baskets”) (and the Borrower shall be permitted to, at its option, divide and classify such actions or transactions (or portions thereof) and later (on one or more occasions) re-divide and/or reclassify under one or more of such baskets, exceptions and thresholds, including to reclassify utilization of any Fixed Baskets as incurred under any available Non-Fixed Baskets, including any Financial Incurrence Tests; provided, that if any Financial Incurrence Tests would be satisfied in any subsequent fiscal quarter following the utilization of any Fixed Basket or other Non-Fixed Basket, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower; provided, further that, except with respect to the RP Debt basket, such reclassification shall only be permitted within the same particular covenant) and (f) provide that, in calculating any Non-Fixed Baskets (including any Financial Incurrence Tests), any (x) indebtedness concurrently incurred to fund original issue discount and/or upfront fees and (y) amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket (including the Free and Clear Incremental Amount and amounts incurred under the Revolving Facility (or any other revolving facility)) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket, in each case of the foregoing clauses (x) and (y), shall not be given effect in calculating the applicable Non-Fixed Basket (but giving full pro forma effect to all applicable and related transactions (including the use of proceeds of all indebtedness to be incurred and any repayments, repurchases and redemptions of indebtedness) and all other permitted pro forma adjustments) (this clause (f), together with clause (e) above, collectively, the “Stacking and Reclassification Provisions”).

To the extent that any indebtedness or any other transaction in connection with a Limited Condition Transaction or any actions or transactions in connection with a Limited Condition Transaction is subject to conditions based on (i) compliance with any financial ratio or test (including the Financial Covenant), (ii) the absence of any default or event of default (or any type of default or event of default) or (iii) availability under any basket (including baskets measured as a percentage of Consolidated EBITDA), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (1) at the time of funding the applicable indebtedness or consummation of the applicable Limited Condition Transaction or such other transactions in connection therewith or (2) at the time of signing the definitive documentation therefor (including, at the Borrower’s option, any amendment entered into in connection therewith) (provided that, solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, at the option of the Borrower, the “LCT Test Date” shall be deemed to be the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction)) or delivery of any notice (and, if determined at the time of signing or delivery of notice, may be recalculated, at the option of the Borrower, at the time of (x) any delivery thereafter of financial statements prior to funding or consummation, (y) any other transaction for which pro forma calculations are required under the Facilities Documentation prior to funding or consummation or (z) funding or consummation), in each case, in accordance with the Documentation Principles.

Financial Covenant:	Limited to the following financial maintenance covenant (the “Financial Covenant”) solely for the benefit of the Revolving Facility: a maximum Consolidated First Lien Net Leverage Ratio of the Borrower and its restricted subsidiaries set at 7.00:1.00 (with no step-downs). The Term Facility shall not have the benefit of, or any rights with respect to, the Financial Covenant (including, without limitation, as to amendments, modifications and waivers).

The Financial Covenant shall be tested on the last day of any fiscal quarter for which financial statements have been delivered (commencing with the last day of the second full fiscal quarter ended after the Closing Date), but only if on the last day of such fiscal quarter the aggregate principal amount of borrowings under the Revolving Facility (except, solely for the first two tested fiscal quarters ended after the Closing Date, any Revolving Loans borrowed on the Closing Date), exceeds 40% of the total amount of commitments under the Revolving Facility on the applicable test date (giving effect to any Incremental Revolving Facilities) (the “Testing Threshold”); provided that, if the aggregate outstanding principal amount of borrowings under the Revolving Facility has been reduced to an amount less than the Testing Threshold after the end of any fiscal quarter and prior to the delivery of the compliance certificate for such fiscal quarter, the Financial Covenant shall not be tested for such quarter.

For purposes of the Facilities Documentation, “Consolidated Net Income”, “Consolidated EBITDA” (and component definitions) and other financial definitions shall be defined in a manner consistent with the Documentation Principles (including add-backs and deductions consistent therewith). In any event, Consolidated EBITDA and Consolidated Net Income shall include interest income and the proportionate net income in respect of joint ventures or other entities that would be included in accordance with the equity method of accounting (to the extent cash is distributed to the Borrower or any of its restricted subsidiaries) and shall also include (which shall not be subject to caps, except as noted below), among other adjustments, exclusions and add-backs (without duplication, to be allocated between Consolidated EBITDA and Consolidated Net Income in a manner consistent with the Documentation Principles): (a) extraordinary, one time, unusual, infrequent or non-recurring losses, gains or expenses and transaction expenses and any other losses, gains or expenses not incurred in the ordinary course of business; (b) non-cash charges, fees, expenses, expenditures, costs, losses, accruals, reserves of any kind and any other deductions included in the calculation of Consolidated Net Income (collectively, “Charges”) and changes in reserves for earnouts and similar obligations; provided that accruals or reserves for potential cash items in any future period may or may not (at the election of the Borrower in its sole discretion) be added back in such period and to the extent added back, the cash payment in respect of such accrual or reserve in a future period shall be subtracted from Consolidated EBITDA in such future period; (c) all gains and losses on sales of assets outside the ordinary course of business; (d) restructuring and similar charges, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments and related expenses of severed employees, modifications to, or losses, on settlement of, pension and postretirement employee benefit plans; (e) the amount of any management, monitoring, consulting, transaction, termination or advisory fees and related expenses and indemnities paid to the Sponsor (or other equity investors); (f) currency translation and transaction gains or losses; (g) non-controlling or minority interest expense consisting of income attributable to third parties in non-wholly owned subsidiaries; (h) (x) pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies (excluding revenue-based synergies but including the run-rate impact of increases in processing fee rates with customers) related to the Transactions that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months of the Closing Date (or, to the extent identified in the Quality of Earnings Analysis (as defined below), the Sponsor Model (as defined below) or otherwise identified to the Commitment Parties, undertaken or implemented prior to the Closing Date) and (y) pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies (excluding revenue-based synergies but including the run-rate impact of increases in processing fee rates with customers) related to mergers and other business combinations, acquisitions, divestitures, dispositions, discontinuance of activities or operations, the consolidation or closing of locations or other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives, operational changes and other initiatives that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months of the date of determination that such action be taken, in each case of the preceding clauses (x) and (y), net of the amount of actual benefits realized from such actions during such period; provided that (A) the amounts permitted to be added back pursuant to this clause (h) with respect to the run-rate impact of increases in processing fee rates with customers (excluding for the avoidance of doubt such run-rate impact attributable to Paymentus) shall be capped at 15% of pro forma Consolidated EBITDA (after giving effect to such add-backs and all other permitted add-back and adjustments) for any Test Period and (B) the amounts permitted to be added back pursuant to clause (h)(y) (other than amounts added back in connection with the Transactions or in respect of initiatives where the relevant action has already been taken by the Borrower prior to the Closing Date) shall be capped at 35.0% of pro forma Consolidated EBITDA (after giving effect to such add-backs and all other permitted add-back and adjustments) for any Test Period; (i) adjustments, exclusions and add-backs set forth in (x) the “Quality of Earnings” report, dated April 26, 2025 (the “Quality of Earnings Analysis”)3 or (y) the Sponsor model delivered to the Left Lead Arranger on April 23, 2025 (together with any updates or modifications thereto reasonably agreed among the Borrower, the Sponsor and the Left Lead Arranger, the “Sponsor Model”); (j) letter of credit, letter of guarantee and bankers’ acceptance fees and costs of surety bonds; (k) [reserved]; (l) effects of purchase accounting; (m) accruals, payments, fees, costs, charges and expenses with respect to any transactions not prohibited by the Facilities Documentation, including, without limitation, permitted dispositions, investments, issuance of equity interests or indebtedness or early extinguishment of indebtedness, hedging agreements or other derivative instruments, in each case whether or not consummated; (n) adjustments, exclusions and addbacks (x) consistent with Regulation S-X or (y) contained in any quality of earnings report made available to the Administrative Agent conducted by financial advisors (which are either nationally recognized or reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)); (o) public company costs (including initial compliance costs, ongoing compliance costs and costs related to Sarbanes Oxley); (p) adjustments, exclusions and add-backs set forth in the Existing Indebtedness or otherwise as shall be mutually agreed or as otherwise consistent with the Documentation Principles; (q) [reserved]; (r) other adjustments, exclusions and add-backs to be mutually agreed or otherwise consistent with the Documentation Principles; (s) [reserved]; and (t) “bad debt” expense related to revenue earned prior to the Closing Date or any permitted acquisition. “Consolidated EBITDA” shall also include a deduction for cash rent payable with respect to the Borrower’s corporate headquarters.

3 In the Facilities Documentation, to permit (i) adjustments consistent with “Diligence Adjusted EBITDA” (as set forth in the Quality of Earnings Analysis), (ii) adjustments in respect of Paymentus (as set forth in the Quality of Earnings Analysis) and (iii) year 1 cost savings and certain other adjustments (as set forth in the bridge provided to the Left Lead Arranger on or prior to the date of this Commitment Letter).

For purposes of determining compliance with the Financial Covenant, any cash equity contribution (other than disqualified equity) made to the capital of the Borrower after the beginning of the most recently ended fiscal quarter and on or prior to the day that is 15 business days after the day on which the compliance certificate is required to be delivered for such fiscal quarter (after giving effect to any grace period) will, at the option of the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the Financial Covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) no more than 2 Specified Equity Contributions may be made in any period of four consecutive fiscal quarters, (b) no more than 5 Specified Equity Contributions may be made over the life of the Facilities (with one additional Specified Equity Contribution during any extension period), (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (d) the Specified Equity Contributions shall be disregarded for purposes of determining any pricing, amount of any covenant baskets or Excess Cash Flow and shall not result in any pro forma debt reduction for such fiscal quarter (except to the extent applied to prepay indebtedness under the Facilities) and (e) there shall be no extensions of credit under the Revolving Facility until the proceeds of the Specified Equity Contribution have been received. The Facilities Documentation will contain a customary “stand-still” provision with regard to the exercise of remedies during the period in which any Specified Equity Contribution will be made after the receipt of written notice by the Administrative Agent of Borrower’s intention to make such Specified Equity Contribution.

Unrestricted Subsidiaries:	The Facilities Documentation will contain provisions pursuant to which, so long as no event of default shall have occurred and be continuing or would result therefrom, subject to customary limitations on investments in unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary; provided that (i) no unrestricted subsidiary shall be designated if it directly or indirectly owns any equity interest of, or debt owned by, or holds a lien on any property of, the Borrower or any restricted subsidiary, (ii) neither the Borrower nor any of its restricted subsidiaries may transfer legal title to, or license on an exclusive basis (excluding exclusive licenses limited by territory or field of use), any Material Intellectual Property to any unrestricted subsidiary and (iii) no subsidiary may be designated as an “unrestricted subsidiary” if at the time of designation such subsidiary owns or licenses on an exclusive basis (excluding exclusive licenses limited by territory or field of use) any Material Intellectual Property. Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Facilities Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Facilities Documentation.

Notwithstanding anything herein to the contrary, (x) the only baskets available for investments made in unrestricted subsidiaries and designations of unrestricted subsidiaries shall be clauses (c)(i)(C), (c)(ii) and (c)(iii)(4) under the heading “Negative Covenants” above (in each case, to the extent such amounts have not otherwise been applied to increase any other basket or exception under the Facilities Documentation) and (y) there shall be no reclassification of investments made in unrestricted subsidiaries in reliance on such baskets.

Events of Default:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only) and with grace periods, baskets and materiality to be mutually agreed upon and consistent with the Documentation Principles: nonpayment of principal, interest, fees or other amounts when due (with a 5 business day grace period for interest, fees and other amounts); provided that a failure to pay caused by administrative or technical error shall not constitute an event of default if payment is made within 15 business days of the discovery of such error or of the Administrative Agent notifying the Borrower of such error; failure to perform negative covenants and the Financial Covenant (and the affirmative covenants to provide notice of default or maintain the Borrower’s corporate existence) subject, in the case of the passive holding company covenant, to a grace period of 30 days; failure to perform other covenants subject to a 30-day grace period following written notice by the Administrative Agent; any representation or warranty being incorrect in any material respect when made or deemed made (subject to a 30 day grace period following written notice from the Administrative Agent if such inaccuracy is capable of cure); cross-default and cross-acceleration to other indebtedness, subject to a threshold amount set at the greater of (x) 30% of Financing EBITDA and (y) 30% of Consolidated EBITDA (as defined below) determined on a pro forma basis for the most recently ended Test Period (the “Threshold Amount”); bankruptcy or insolvency proceedings of the Borrower or a restricted subsidiary that would be a “significant subsidiary” if the Borrower were a public company or a group of restricted subsidiaries that would be “significant subsidiaries” if the Borrower were a public company (with a 60 day grace period for involuntary events); final non-appealable monetary judgments to the extent not covered by indemnities or insurance, subject the Threshold Amount; ERISA events, subject to the occurrence of a material adverse effect; invalidity (actual or asserted in writing by the Borrower or any Guarantor) of any material guarantee or the Administrative Agent’s lien under any material security documents with regard to a material portion of the Collateral; and change of control (to include a pre- and post-initial public offering provision and to be defined in a manner consistent with the Documentation Principles but in any event to require that AvidXchange, Inc. and any other successor entity that functions as the primary operating company remain wholly-owned, directly or indirectly, by the Borrower); provided that, notwithstanding anything to the contrary in the Facilities Documentation, a breach of the Financial Covenant will not constitute a default or an event of default for purposes of the Term Facility (or any other facility other than the Revolving Facility), and the Lenders under the Term Facility (or any other facility other than the Revolving Facility) will not be permitted to exercise any remedies with respect to an uncured breach of the Financial Covenant unless and until the date on which the Lenders holding more than 50% of the aggregate commitments and loans under the Revolving Facility (the “Required Revolving Lenders”) have actually terminated their commitments under the Revolving Facility and declared all such outstanding obligations under the Revolving Facility to be immediately due and payable in accordance with the Facilities Documentation as a result of the Borrower’s breach of the Financial Covenant and such declaration or termination has not been rescinded. Notwithstanding the foregoing, no exercise of remedies under the Facilities may occur with respect to any action taken, and publicly reported or reported to the Administrative Agent or the Lenders, more than two years prior to such exercise of remedies.

Following the occurrence and during the continuance of an event of default, three business days’ advance notice to the applicable Loan Party shall be required prior to exercising remedies with respect to any pledged equity interests.

Voting:	Amendments and waivers of the Facilities Documentation will require the approval of Lenders holding more than 50% of the aggregate principal amount of the loans and commitments under the Facilities (the “Required Lenders”) (provided that if there are two or more Lenders, the Required Lenders shall consist of at least two Lenders (and for purposes of determining Required Lenders, any Lender and its affiliates and approved funds shall be deemed to constitute a single Lender)), except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) increases in the commitment of such Lender (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an increase of any commitment of any Lender), (b) reductions of principal, interest or fees payable to such Lender (other than waivers of default interest, a default or event of default, a mandatory prepayment or the MFN Provision); provided that any change in the definitions of any ratio used in the calculation of any rate of interest or fees (or the component definitions) and any amendments giving effect to any benchmark replacement provisions shall not constitute a reduction in any rate of interest or fees, (c) extensions or postponements of final scheduled maturity or the due date of any scheduled interest, amortization or fee payment (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default or the MFN Provision shall only require the consent of the Required Lenders), (d) releases of all or substantially all of the aggregate value of the Guarantees provided by Guarantors or all or substantially all of the Collateral (other than in connection with permitted asset sales, dispositions, restricted payments, investments, mergers, liquidations or dissolutions or as otherwise permitted pursuant to the Facilities Documentation, in each case, as in effect on the Closing Date), (e) reductions in voting percentages and (f) modifications to the payment “waterfall”, pro rata sharing and pro rata payments provisions, subject to customary exceptions and other exceptions to be agreed; provided that in the case of clauses (a), (b), (c), (e) and (f) above, only the consent of such directly adversely affected Lender shall be required and no consent of the Required Lenders, majority of any facility or tranche, or any other Lenders shall be required. Defaulting Lenders will be subject to the suspension of certain voting rights. The Facilities Documentation will contain provisions providing for the deemed acknowledgment by the Administrative Agent of amendments and waivers consistent with the Documentation Principles. At any time prior to a bankruptcy event of default, any fees payable to any Lenders in connection with an amendment, modification, waiver or consent that subordinates (i) any of the Obligations under the Facilities to any other indebtedness for borrowed money in right of payment or (ii) the liens on all or a significant portion of the Collateral securing the Obligations under the Facilities to the liens securing any other indebtedness for borrowed money, together with the right to participate in any such indebtedness, shall be offered on a pro rata basis to each Lender of such affected class (it being agreed, for the avoidance of doubt, that this provision shall not apply to any debtor in possession (or equivalent) financing or to any use of Collateral in an insolvency proceeding).

Notwithstanding the foregoing, (i) amendments to the Financial Covenant (or any of the financial definitions included in (and for purposes of) the Financial Covenant) and the waiver of any default thereunder will require only the consent of the Required Revolving Lenders and no other consents or approvals shall be required and (ii) amendments and waivers that affect only the Lenders under a particular facility, tranche or class (including waiver of conditions to borrowing under the Revolving Facility or waivers relating to any Incremental Facility (but not the implementation of an Incremental Facility, except as described above)), will require only the consent of Lenders holding more than 50% (or, in the case of any Incremental Facility, the percentage specified in the relevant amendment to the Facilities Documentation) of the aggregate commitments and/or outstanding loans under such facility, tranche or class, as applicable and no other consents or approvals shall be required. Any changes to the provisions of the Facilities affecting the Administrative Agent, the Issuing Bank or the Swingline Lender shall require the consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable.

The Facilities Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any tranche of loans is refinanced with a replacement tranche of loans, or is modified with the effect of bearing a lower rate of interest) other than any Lender holding loans subject to such “repricing transaction” that will continue as a Lender in respect of the repriced tranche of loans or modified loans.

Non-pro-rata distributions and commitment reductions will be permitted in connection with loan buy-back or similar programs on the terms set forth below. There will be provisions to permit “amend and extend” transactions on customary terms as set forth above.

In addition, if the Administrative Agent and the Borrower shall have jointly identified an obvious error, mistake, ambiguity, incorrect cross-reference or any error or omission of a technical nature in the Facilities Documentation, then the Administrative Agent and the Borrower shall be permitted to amend such provision without any further action or consent of any other party with notice given to the Lenders of any such amendment. At the option of the Borrower in consultation with the Administrative Agent, the Borrower shall be permitted to amend the Facilities Documentation to incorporate terms that would be favorable to any class or classes of existing Lenders so long as the Administrative Agent agrees that such modification is favorable to the applicable Lenders (such agreement not to be unreasonably withheld, delayed or conditioned).

The Facilities Documentation will contain customary provisions allowing the Borrower to replace a Lender or terminate the commitment of a Lender and prepay that Lender’s outstanding Loans in full (along with any “prepayment premium”, if applicable, that would otherwise be owed in connection therewith) in connection with (i) amendments and waivers requiring the consent of all Lenders or of all Lenders directly adversely affected thereby (so long as the Required Lenders have approved the amendment or waiver), (ii) any requirement for the Borrower to pay increased costs, taxes or similar items to such Lender and (iii) any Defaulting Lenders.

In connection with any amendment to, modification of or waiver or consent under the Facilities, any Lender (or any affiliate thereof (other than any affiliates that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such affiliate and such affiliate has independent fiduciary duties to the investors or other equityholders of such affiliates)) (other than any Lender or its affiliate that is a regulated bank) that, as a result of its (or its affiliate’s) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the loans or commitments under any of the Facilities or with respect to any other tranche, class or series of indebtedness for borrowed money incurred or issued by the Borrower or any of its restricted subsidiaries at such time of determination (including commitments with respect to any revolving credit facility) shall have no right to vote any of its interest under such Facilities. In connection with any such amendment, modification, waiver or consent, or at any time at the request of Borrower or Sponsor, each Lender will either be required to notify the Administrative Agent and the Borrower that it has such a net short position with respect to the loans or commitments under the applicable Facilities or such other tranche, class or series of indebtedness for borrowed money incurred or issued by the Borrower or any of its restricted subsidiaries or otherwise be deemed to have represented to the Borrower and the Administrative Agent that it does not have such a net short position.

Cost and Yield Protection:	The Facilities Documentation shall contain provisions, in each case consistent with the Documentation Principles, protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in certain withholding or other taxes (it being understood that the Dodd Frank Wall Street Reform and Consumer Protection Act and Basel III and all regulations, interpretations and directives thereunder shall be deemed to be a change in law if, and only if, it is the Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements).

The Facilities Documentation shall contain customary tax gross-up provisions consistent with the Documentation Principles, it being understood that there will be customary exceptions to be agreed to the gross-up obligations, including (but not limited to) for U.S. federal withholding taxes imposed pursuant to Sections 1471-1474 of the Internal Revenue Code, as of the date of this Commitment Letter (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future Treasury regulations thereunder or official interpretations thereof, any applicable intergovernmental agreement entered into in respect thereof, and any provision of law or administrative guidance implementing or interpreting such provisions, including any agreements entered into pursuant to any such intergovernmental agreement or Section 1471(b)(1) of the Internal Revenue Code as of the date of this Commitment Letter (or any amended or successor version described above).

Assignments and Participations:	The Lenders will be permitted to assign (other than to natural persons, any Defaulting Lender or any Disqualified Lender, which Disqualified Lenders shall be specified on a schedule that is held with the Administrative Agent, which may be communicated to a Lender upon request, but shall not be “posted” or otherwise disclosed by any Lead Arranger or the Administrative Agent to any other person) (a) loans under the Term Facility with the prior written consent of the Borrower and the Sponsor (in each case, not to be unreasonably withheld or delayed) and (b) loans and commitments under the Revolving Facility with the prior written consent of the Swingline Lender and the Issuing Bank (not to be unreasonably withheld or delayed), the Borrower (in its sole discretion) and the Sponsor (in its sole discretion); provided that, in the case of clause (a), it shall not be unreasonable for the Borrower or the Sponsor to withhold consent with respect to any person (including any person that manages or advises funds) that invests (directly or indirectly, including through affiliates) in distressed debt or “special situations” or “opportunities” or that is not a “Disqualified Lender” but is known by the Borrower or Sponsor to be an affiliate of a Disqualified Lender regardless of whether such person is identifiable as an affiliate of a Disqualified Lender on the basis of such affiliate’s name or otherwise; provided further that no consent of the Borrower or the Sponsor shall be required (A) in the case of the Term Facility only, if such assignment is made by a Lender to a Permitted Related Assignee of such Lender or (B) after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) event of default; provided further (x) that solely in respect of assignments of Term Loans, the consent of the Borrower and Sponsor shall be deemed given if the Borrower or Sponsor has not responded to such request for consent within 10 business days of receipt by an officer of the Borrower or Sponsor in writing of such request and (y) other than with respect to an assignment by a Lender to a Permitted Related Assignee of such Lender, the Sponsor shall be notified in writing of any proposed assignment not less than 10 business days in advance thereof. All assignments (except assignments by a Lender to a Permitted Related Assignee of such Lender) will require the consent of the Administrative Agent, not to be unreasonably withheld or delayed; provided that it is agreed that the consent of the Administrative Agent shall not be required for assignments permitted under the Facilities Documentation to the Sponsor, any affiliate of the Sponsor, or Holdings, the Borrower or their respective subsidiaries, to the extent that any such assignments are made in accordance with all other applicable terms of the Facilities Documentation. Each assignment will be in an amount of an integral multiple of $1.0 million with respect to the Term Facility and $5.0 million with respect to the Revolving Facility or, in each case, if less, all of such Lender’s remaining loans and commitments of the applicable class. Assignments will be by novation and will not be required to be pro rata among the Facilities. An assignment fee in the amount of $3,500 shall be paid by the respective assignor or assignee to the Administrative Agent unless waived by the Administrative Agent. Other than with respect to an assignment by a Lender to a Permitted Related Assignee of such Lender, an assignment fee in the amount of $45,000 shall be paid by the respective assignor or assignee to TPG Capital BD, LLC unless waived by the Sponsor.

The Lenders will be permitted to sell participations (other than to any natural person, any Defaulting Lender or any Disqualified Lender, which Disqualified Lenders shall be specified on a schedule that is held with the Administrative Agent, which may be communicated to a Lender upon request, but shall not be “posted” or otherwise disclosed by any Lead Arranger or the Administrative Agent to any other person) in loans and commitments without consent, subject to customary limitations, and with the prior written consent of the Sponsor (to the same extent as the Sponsor’s consent would be required for an assignment as set forth above); provided that the Borrower and the Sponsor shall be notified in writing of any proposed participation not less than 10 business days in advance thereof. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments participated to such participants, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any amortization, interest or fee payment, (d) releases of all or substantially all the value of the Guarantees provided by Guarantors or all or substantially all of the Collateral and (e) reductions in voting percentages, in each case to the extent the participant is directly and adversely affected thereby. Other than with respect to an assignment by a Lender to a Permitted Related Assignee of such Lender, a participation fee in the amount of $45,000 shall be paid by the respective granting Lender or participant to TPG Capital BD, LLC unless waived by the Sponsor.

“Permitted Related Assignee” means, with respect to any Lender, any of its Affiliates or Approved Funds (as such terms are defined in the Precedent Credit Agreement).

The Sponsor and TPG Capital BD, LLC shall be express third party beneficiaries of the provisions described above that are for their benefit.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender.

As used herein:

“Disqualified Lenders” means persons (including persons primarily engaged in private equity, mezzanine financing or venture capital) (or related funds of any such persons) (i) identified in writing to the Commitment Parties by the Borrower or the Sponsor prior to the Original Signing Date (or, (x) after the Original Signing Date and prior to the Closing Date, upon written notice to, and with the consent (not to be unreasonably withheld, conditioned or delayed) of, the Commitment Parties holding a majority of the aggregate commitments under the Facilities on the date hereof and (y) after the Closing Date, upon written notice to, and with the consent (not to be unreasonably withheld, conditioned or delayed) of, the Administrative Agent (without retroactive effect)) and, in the case of all of the foregoing under this clause (i), their respective affiliates (to the extent reasonably identifiable or associated on the basis of name or in public disclosures or otherwise identified by the Borrower or the Sponsor to the Administrative Agent to be an affiliate) other than affiliates that constitute bona fide diversified debt funds primarily dealing in loans (or, in the case of affiliates of competitors of the Sponsor, affiliates that constitute bona fide diversified debt funds primarily dealing in loans that represent in their respective marketing materials that they do not share information with their affiliates that are competitors of the Sponsor), (ii) any competitor of (x) prior to the Closing Date, the Target and its affiliates and (y) from and after the Closing Date, the Borrower and its affiliates, and any affiliate of such competitor, identified in writing to the Commitment Parties by the Borrower or the Sponsor (which list may be updated upon written notice to the Commitment Parties (or if after the Closing Date, upon written notice to the Administrative Agent) (without retroactive effect) and, in the case of all of the foregoing under this clause (ii), their respective affiliates (to the extent reasonably identifiable or associated on the basis of name or in public disclosures or otherwise identified by the Borrower or the Sponsor to the Administrative Agent to be an affiliate) other than affiliates that constitute bona fide diversified debt funds primarily dealing in loans and (iii) any competitor of the Sponsor, and any affiliate of such competitor, that the Sponsor reasonably believes does not have barriers in place that are customary and sufficient regarding not sharing information with affiliates that are competitors of the Sponsor as of the appropriate date of designation that is identified in writing to the Administrative Agent by the Sponsor after the Closing Date (without retroactive effect) and, in the case of all of the foregoing under this clause (iii), their respective affiliates (to the extent reasonably identifiable or associated on the basis of name or in public disclosures or otherwise identified by the Borrower or the Sponsor to the Administrative Agent to be an affiliate) other than affiliates that constitute bona fide diversified debt funds primarily dealing in loans that represent in their respective marketing materials that they do not share information with their affiliates that are competitors of the Sponsor.

The Facilities Documentation shall provide that the Term Loans may be purchased by and assigned to the Sponsor or any of its Non-Debt Fund Affiliates (as defined below) on a non-pro rata basis through (a) open market purchases (or other privately negotiated purchases (including an exchange)) and/or (b) Dutch auctions open to all applicable Lenders on a pro rata basis in accordance with procedures consistent with the Documentation Principles or other customary procedures to be agreed; provided that (i) Term Loans owned or held by the Sponsor or any of its Non-Debt Fund Affiliates shall be excluded in the determination of any Required Lender vote and shall be deemed not to be outstanding for purposes of determining whether all applicable Lenders have taken an action (unless the action in question affects the Sponsor or such Non-Debt Fund Affiliate in a disproportionately adverse manner than its effect on the other Lenders), subject to exceptions consistent with the Documentation Principles, (ii) Term Loans owned or held by the Sponsor and any of its Non-Debt Fund Affiliates shall not, in the aggregate, exceed 30% of the Term Facility (measured at the time of purchase) (the “Affiliated Lender Cap”), (iii) the Sponsor and any of its Non-Debt Fund Affiliates shall not be permitted to attend any “lender-only” conference calls or meetings or receive any related “lender-only” information and (iv) the Sponsor and its Non-Debt Fund Affiliates, as applicable, shall agree that the Administrative Agent shall vote on behalf of the Sponsor or such Non-Debt Fund Affiliate in connection with a plan of reorganization under any insolvency proceeding unless the plan of reorganization affects the Sponsor or such Non-Debt Fund Affiliate, as applicable, in its capacity as a lender in a disproportionately adverse manner than its effect on the other Lenders under the Facilities.

The Facilities Documentation (including assignment forms) shall contain an acknowledgement by the Lenders that the loans and commitments under the Facilities may be purchased by any Debt Fund Affiliate, and that the Term Loans may be purchased by any Sponsor or any Non-Debt Fund Affiliate, in each case from time to time in accordance with the terms set forth in the Facilities Documentation.

In connection with any purchase or assignment permitted under the Facilities Documentation, neither the Sponsor nor its Non-Debt Fund Affiliates or Debt Fund Affiliates will be required to make any representation regarding the possession of material non-public information but may address any purchases with “big boy” language in a manner consistent with the Documentation Principles.

The Facilities Documentation will require that the parties to any applicable purchase or assignment waive any potential claims arising from Holdings, the Borrower, the Sponsor or any Non-Debt Fund Affiliate or Debt Fund Affiliate being in possession of undisclosed information that may be material to a Lender’s decision to participate in such purchase or assignment (unless such requirement is waived by the Borrower).

Notwithstanding the foregoing, the Facilities Documentation shall permit (but not require) the Sponsor or any Non-Debt Fund Affiliate to contribute, directly or indirectly, loans under the Facilities to Holdings, the Borrower or any of their respective subsidiaries for purposes of cancellation of such debt, which shall be treated as an equity contribution that builds the Available Amount Basket by an amount equal to the principal amount of the loans so cancelled.

In addition, the Facilities Documentation shall provide that the loans and commitments under the Facilities may be purchased by and assigned to any Debt Fund Affiliate (as defined below) on a non-pro rata basis through (a) open market purchases (or other privately negotiated purchases (including an exchange)) and/or (b) Dutch auctions open to all applicable Lenders on a pro rata basis in accordance with customary procedures; provided that for any Required Lender vote, Debt Fund Affiliates may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver.

As used herein:

“Non-Debt Fund Affiliate” means any affiliate of the Sponsor other than (i) Holdings, the Borrower or any of their respective subsidiaries, (ii) any Debt Fund Affiliates and (iii) any natural person.

“Debt Fund Affiliates” means any affiliate of the Sponsor that is a bona fide diversified debt fund (but shall not include any natural person or Holdings, the Borrower or any of their respective subsidiaries).

In addition, the Facilities Documentation shall provide that so long as no event of default is continuing, Term Loans may be purchased by and assigned to Holdings, the Borrower or any of its subsidiaries on a non-pro rata basis through (a) open market purchases (or other privately negotiated purchases (including an exchange)) and/or (b) Dutch auctions open to all applicable Lenders of a given class on a pro rata basis in accordance with customary procedures consistent with the Documentation Principles; provided that (i) to the extent purchased by Holdings, the Borrower or any restricted subsidiary, any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings, the Borrower or any of its restricted subsidiaries and (ii) in the case of Dutch auctions open to all applicable Lenders of a given class on a pro rata basis, the proceeds of the Revolving Facility are not used to make such purchases (but may be used to pay related fees and expenses) unless liquidity (calculated as aggregate availability under the Revolving Facility plus unrestricted cash and cash equivalents) is equal to or greater than an amount to be agreed.

The Facilities Documentation shall contain an acknowledgement by Lenders that Holdings, the Borrower and any of their respective subsidiaries may repurchase Term Loans (and any Incremental Term Loans and Refinancing Debt) in the open market (or other privately negotiated purchases (including an exchange)) from time to time in accordance with the terms set forth in the Facilities Documentation.

Expenses and Indemnification:	The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Left Lead Arranger identified in the Commitment Letter, in each case, incurred on or after the Closing Date (within 30 days of a written request therefor, together with backup documentation supporting such reimbursement request) associated with the preparation, execution, delivery and administration of the Facilities Documentation and any amendment or waiver with respect thereto (but limited (i) in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and such Left Lead Arranger taken as a whole and, if necessary, of one local counsel to the Administrative Agent and such Left Lead Arranger taken as a whole in any relevant material jurisdiction and (ii) in the case of non-legal third party advisor fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of such advisors that have been retained after obtaining the Borrower’s prior written consent (which may be withheld in the Borrower’s sole discretion)) and (b) after the Closing Date, all reasonable and documented out-of-pocket expenses of the Administrative Agent and Lenders within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited (i) in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and the Lenders taken as a whole, in any relevant material jurisdiction and, solely in a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole and (ii) in the case of non-legal third party advisor fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of such advisors that have been retained after obtaining the Borrower’s prior written consent (which may be withheld in the Borrower’s sole discretion)) in connection with the enforcement of the Facilities Documentation or protection of rights thereunder.

The Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, successors, permitted assigns, partners, advisors, agents and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against, any losses, claims, damages, liabilities or reasonable and documented out-of-pocket expenses (but limited, (i) in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all indemnified persons taken as a whole and, if reasonably necessary, one local counsel for all indemnified persons taken as a whole in any relevant material jurisdiction and, solely in the case of an actual conflict of interest between indemnified persons where such indemnified persons affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant material jurisdiction to each group of affected indemnified persons similarly situated taken as a whole and (ii) in the case of non-legal third party advisor fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of such advisors that have been retained after obtaining the Borrower’s prior written consent (which may be withheld in the Borrower’s sole discretion)) arising out of, resulting from or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to the Transactions, the Facilities or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach (or in the case of an action brought by Holdings, the Borrower or their respective subsidiaries, a breach) of the Facilities Documentation by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, successors, assigns, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as the Administrative Agent or a Lead Arranger or any similar role under any Facility and other than any claims arising out of any act or omission of Holdings or any of its subsidiaries); provided that Holdings (or its subsidiaries) shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages incurred or paid by an indemnified person to a third party and required to be indemnified pursuant to the indemnification provisions). Notwithstanding the foregoing, each indemnified person shall be obligated to refund and return promptly any and all amounts paid by the Borrower, Holdings or any of their respective subsidiaries under this paragraph to such indemnified person for any such fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof.

Governing Law and Forum:	New York and Borough of Manhattan.

Counsel to the Administrative Agent

and Lead Arrangers:	Paul Hastings LLP.

ANNEX I to EXHIBIT B

Interest Rates:	The interest rates under the Facilities will be as follows:
Revolving Facility
Initially, at the Borrower’s option, Term SOFR plus 4.25% or ABR plus 3.25%.
From and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, the applicable margin under the Revolving Facility shall be subject to (a) one step-up of 25 basis points if the Consolidated First Lien Net Leverage Ratio is greater than 4.75:1.00 and (b) one step down of 25 basis points following an IPO.
Term Facility
Initially, at the Borrower’s option, Term SOFR plus 4.25% or ABR plus 3.25%.
From and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, the applicable margin under the Term Facility shall be subject to (a) one step-up of 25 basis points if the Consolidated First Lien Net Leverage Ratio is greater than 4.75:1.00 and (b) one step down of 25 basis points following an IPO.
All Facilities
The Borrower may elect interest periods of 1, 3 or 6 months (or, if agreed by all relevant Lenders, 12 months or a shorter period) for Term SOFR borrowings.
Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable (i) in the case of Term SOFR loans, at the end of each interest period and, in any event, at least every 3 months and (ii) in the case of ABR loans, quarterly in arrears.
ABR is the Alternate Base Rate, which is the highest of (i) the Administrative Agent’s Prime Rate, (ii) the Federal Funds Effective Rate plus ½ of 1.00%, and (iii) one-month Term SOFR plus 1.00% per annum.
Term SOFR is the Term SOFR Reference Rate at approximately 5:00 p.m., New York City time, two business days prior to the commencement of an interest period, as such rate is published by the CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate; provided that if the Term SOFR Reference Rate as so determined would be less than 0.50%, then solely for purposes of the Facilities in effect on the Closing Date, such rate shall be deemed to be 0.50% for the purposes of calculating such rate.

B-I-1

Letter of Credit Fee:	A per annum fee equal to the spread over Term SOFR then in effect under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Commitment. In addition, the Borrower shall pay to the applicable Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the face amount of each outstanding letter of credit issued by such Issuing Bank, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year and (b) customary issuance and administration fees of such Issuing Bank.
Revolving Facility Commitment Fees:
Initially, 0.50% per annum on the average daily undrawn portion of the commitments of non-Defaulting Lenders in respect of the Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments and calculated based on the number of days elapsed in a 360-day year; provided that the Revolving Facility Commitment Fee shall be subject to one step-down of 12.5 basis points if the Consolidated First Lien Net Leverage Ratio is equal to or less than 0.25:1.00 below the Closing Date First Lien Net Leverage Ratio.

B-I-2

CONFIDENTIAL

EXHIBIT C

PROJECT ARROW
$60 million Senior Secured Revolving Facility
$440 million Senior Secured Term Loan Facility

Conditions Precedent1

Subject to the Limited Conditionality Provision and the Documentation Principles in all respects, the initial availability of, and initial funding under, the Facilities on the Closing Date shall be subject solely to the satisfaction or waiver by the Commitment Parties of the following conditions precedent:

1.       With respect to the Facilities, the execution and delivery by Holdings, the Borrower and the other Guarantors of the Facilities Documentation consistent with the Commitment Letter and the Term Sheet shall have occurred.

2.       The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any of the Facilities, in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendment or waiver, or any consent granted, by the Borrower or any of its affiliates in a manner materially adverse to the Initial Lenders (in their capacity as such) without the consent of the Commitment Parties (such consent not to be unreasonably withheld, delayed or conditioned; provided that the Commitment Parties shall be deemed to have consented to such waiver, amendment or consent unless they shall object thereto within two (2) business days after receipt of written notice of such waiver, amendment or consent); provided that (a) any amendment, waiver or consent which results in a reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Initial Lenders to the extent it is applied to reduce first, the Equity Contribution to the Minimum Equity Contribution, and second, (i) the Equity Contribution and (ii) the amount of the commitments in respect of the Term Facility, on a pro rata basis, (b) any amendment, waiver or consent which results in an increase in purchase price for the Acquisition shall not be deemed to be materially adverse to the Initial Lenders so long as such increase is funded with an increase in the Equity Contribution or borrowings under the Revolving Facility subject to the limitations set forth under the heading “Availability” in Exhibit B and (c) any change to the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the Original Signing Date) shall be deemed materially adverse to the Initial Lenders and shall require the consent of the Commitment Parties (not to be unreasonably withheld, delayed, denied or conditioned; provided that the Commitment Parties shall be deemed to have consented to such change unless they shall object thereto within two (2) business days after receipt of notice of such change).

3.       The Administrative Agent shall have received the following (the “Closing Deliverables”): (a) customary legal opinions of counsel to the Borrower (or local counsel to the Borrower and the Guarantors, as applicable, in each material jurisdiction), (b) customary evidence of authority, (c) customary officer’s certificates, (d) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Borrower and Guarantors, (e) a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit C from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its restricted subsidiaries on a consolidated basis) and (f) a customary borrowing notice; provided that no notice or certificate shall be required to include any certification or statement as to the absence or existence of any default or event of default or the accuracy of any representation or warranty or the absence or existence of a Company Material Adverse Effect (as defined in the Acquisition Agreement).

1 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit is attached, including the other Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

4.       To the extent required by the Facilities Documentation and subject to the Limited Conditionality Provision, all documents and instruments required to create and perfect the Administrative Agent’s security interests in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.

5.       The Administrative Agent shall have received at least two (2) business days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) that has been reasonably requested by the Administrative Agent in writing at least ten (10) days prior to the Closing Date. At least two (2) business days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a certification in relation to the Borrower regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation and requested by the Administrative Agent in writing at least ten (10) days prior to the Closing Date.

6.       All fees and expenses (in the case of expenses, to the extent invoiced at least three (3) business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower)), required to be paid to the Commitment Parties on the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial borrowing under the Facilities.

7.       The Specified Representations shall be true and correct in all material respects on the Closing Date (unless such Specified Representations relate to an earlier date, in which case, such Specified Representations shall have been true and correct in all material respects as of such earlier date).

8.       The Specified Acquisition Agreement Representations shall be true and correct in all material respects on the Closing Date. The condition in this paragraph shall be deemed to be satisfied unless the Buyer (or any of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such affiliates’) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of a breach or inaccuracy of such Specified Acquisition Agreement Representations, in each case, without liability to the Borrower or its affiliates.

9.       Since the date of the Acquisition Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Acquisition Agreement). The condition in this paragraph shall be deemed to be satisfied unless there has been a failure of a condition precedent to your (or your affiliates’) obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement.

10.     (x) The Equity Contribution shall have been consummated, or on the Closing Date substantially concurrently with the initial borrowing under the Term Facility, shall be consummated, in an amount not less than the Minimum Equity Contribution (as such amount may be modified pursuant to paragraph 2 above) and (y) the Refinancing shall have been consummated, or on the Closing Date substantially concurrently with the initial borrowing under the Term Facility, shall be consummated.

11.     The Left Lead Arranger shall have received copies of the Company Financial Statements (as defined in the Acquisition Agreement); provided, that the Left Lead Arranger acknowledges that the financial statements specified in this paragraph 11 have been received and further acknowledges, for the avoidance of doubt, that the conditions set forth in this paragraph 11 are satisfied.

ANNEX I TO EXHIBIT C

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
of
THE BORROWER
AND ITS RESTRICTED SUBSIDIARIES

Pursuant to the Credit Agreement, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [chief accounting officer] [specify other officer with equivalent duties] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement and the incurrence of any other Indebtedness on the date hereof, and after giving effect to the application of the proceeds of such Loans and other Indebtedness:

a.	The fair value (on a going concern basis) of the assets of the Borrower and its restricted subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value (on a going concern basis) of the property of the Borrower and its restricted subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its restricted subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its restricted subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For the purposes of making the certifications set forth in this Certificate, it is assumed the indebtedness and other obligations incurred under and in connection with the Facilities will come due at their respective maturities. For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its restricted subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its restricted subsidiaries after consummation of the transactions contemplated by the Commitment Letter.

[Signature Page Follows]

C-I-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [chief accounting officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

[BORROWER]

By:
Name:
Title:

C-I-2

CONFIDENTIAL

EXHIBIT D

PROJECT ARROW

Tax Distributions

(1) for any taxable period (or portion thereof) in which the Borrower or any of its Subsidiaries are members (or disregarded subsidiaries of members) of a consolidated, combined, unitary or similar group for any federal, state or local income tax purposes (a “Tax Group”), to pay any such federal, state or local income taxes or any franchise taxes imposed in lieu thereof, of the parent of such Tax Group, to the extent attributable to the income of the Borrower and its applicable Subsidiaries that are members (or disregarded subsidiaries of members) of such Tax Group, determined as if the Borrower and its applicable Subsidiaries filed consolidated, combined, unitary or similar returns separately from any other members of the group and (2) for any taxable period (or portion thereof) in which the Borrower is treated as a partnership or disregarded entity for U.S. and/or applicable state or local income tax purposes (other than a disregarded entity described in clause (1)), an amount equal to the product of (i) the net taxable income of the Borrower (determined, if the Borrower is a disregarded entity, by assuming that the Borrower is a partnership for U.S. federal income tax purposes) for such taxable period (taking into account the potential limitation under Section 163(j) of the Code and the alternative minimum tax rules, assuming any state or local income taxes are not deductible for U.S. federal income tax purposes and without regard to Section 199A of the Code, any basis adjustments described in Sections 734 or 743 of the Code and the Treasury Regulations thereunder (or any comparable provisions of state or local income tax law) or any other partner-level attribute) multiplied by (ii) the maximum combined marginal tax rate applicable to an individual (or, if higher, a corporation) resident (or doing business) in New York, New York, San Francisco, California or Los Angeles, California (whichever is higher).